UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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P. H. GLATFELTER COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P. H. GLATFELTER COMPANY

96 South George Street, Suite 520

York, Pennsylvania 17401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

May 8, 2012

To Our Shareholders:

The 2012 Annual Meeting of the Shareholders of P. H. Glatfelter Company (“Annual Meeting”), a Pennsylvania corporation, will be held at the York County Heritage Trust, Historical Society Museum, 250 East Market Street, York, Pennsylvania, 17403, on Tuesday, May 8, 2012 at 10:00 a. m., to consider and act upon the following items:

•	the election of nine (9) members of the Board of Directors to serve until our next Annual Meeting and until their successors are elected and qualified;
•	a proposal to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012;
•	advisory approval of the Company’s executive compensation and pay practices; and
•	such other business as may properly come before the Meeting.

Only holders of record of the Company’s common stock at the close of business on March 9, 2012 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Whether you currently plan to attend the Meeting or not, please vote your proxy by telephone at 1-866-540-5760, online at http://www.proxyvoting.com/glt, or by completing and signing the enclosed proxy card and returning it promptly in the enclosed envelope (requiring no postage if mailed in the United States). If you choose, you may still vote in person at the Annual Meeting, even if you previously voted by telephone, internet or by mailing a completed proxy card.

Michael L. Korniczky

Secretary

March 29, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 8, 2012.

P. H. Glatfelter Company’s proxy statement for the 2012 Annual Meeting of Shareholders and P. H. Glatfelter Company’s 2011 Annual Report, are available via the Internet at www.glatfelter.com/about_us/investor_relations/sec_filings.aspx, as well as online at http://www.proxyvoting.com/glt.

P. H. GLATFELTER COMPANY

PROXY STATEMENT

The accompanying proxy is being solicited by the Board of Directors (the “Board”) of P. H. Glatfelter Company (“we,” “us,” or the “Company”), 96 South George Street, Suite 520, York, Pennsylvania 17401, in connection with the 2012 Annual Meeting of Shareholders to be held on Tuesday, May 8, 2012 at 10:00 a.m., at the York County Heritage Trust, Historical Society Museum, 250 East Market Street, York, Pennsylvania, 17403. This proxy statement and the accompanying proxy card are being mailed on or about March 29, 2012 to shareholders of record as of March 9, 2012.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and act upon the following matters:

•	the election of nine (9) directors to serve on the Board for a one year term expiring in 2013;

•	a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

•	advisory approval of the company’s executive compensation and pay practices;

•	such other business as may properly come before the meeting.

Why are shareholders receiving these proxy materials?

Shareholders are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors for the matters to be considered at the 2012 Annual Meeting, and, therefore, shareholders are encouraged to read this proxy statement and to vote their shares by mailing the attached proxy card, voting online or by telephone, or voting in person at the Annual Meeting. The Board has appointed directors Kathleen Dahlberg and Richard C. Ill, or either of them (the “Proxy Holders”) with power of substitution, to vote all properly executed proxies at the Annual Meeting or at any adjournment of the Annual Meeting that are received from shareholders who are entitled to vote.

Who may vote?

Shareholders of record as of the close of business on March 9, 2012, the record date, may vote at the Annual Meeting. At the close of business on March 9, 2012, there were 42,628,950 shares of the Company’s common stock issued and outstanding and eligible to vote at the Annual Meeting.

What is a beneficial owner?

If on March 9, 2012 a shareholder’s shares were not held in the shareholder’s name, but rather in the name of a brokerage firm, bank, dealer, or other similar organization, then the shareholder is the beneficial owner of shares and those shares are referred to as being held in “street name.” The broker, bank or firm that is holding the shareholder’s shares is the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner of any shares held in street name, a shareholder has the right to direct the broker or other agent that is holding the shareholder’s shares how to vote those shares on those matters that will be considered at the Annual Meeting.

How does a shareholder vote?

A shareholder is entitled to one vote per share of stock owned on the record date, on each item of business presented at the Annual Meeting, except that each shareholder has cumulative voting rights with respect to electing directors. Cumulative voting means that a shareholder is entitled to as many votes in electing directors as is equal to the number of shares of common stock that are owned by the shareholder on the record date, multiplied by the number of directors to be elected. Accordingly, for the election of nine directors, a shareholder may cast that total number of votes “For,” or “Withhold” all of those votes from, a single nominee, or may distribute or withhold the total number of votes between the nine nominees as the shareholder determines, up to the number of shares of common stock that are owned by the shareholder on the record date, multiplied by nine. The persons named in the accompanying proxy card as Proxy Holders will vote the shareholder’s shares as the shareholder designates on the proxy card, including any exercise of cumulative voting rights, through the distribution of votes among the nominees as indicated on the proxy card. Absent such designation, the Proxy Holders may use their discretionary authority to vote the shareholder’s shares as the Proxy Holders shall determine, including voting those shares cumulatively.

For the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, a shareholder may vote “For” or “Against” the proposals or “Abstain” from voting.

For the advisory vote on executive compensation, commonly known as a “say-on-pay” vote, a shareholder may vote “For” or “Against” the proposal, or “Abstain” from voting.

Only shareholders of the Company’s common stock on the Record Date may attend the Annual Meeting, and those shareholders attending in person will need an admission ticket or other proof of stock ownership to be admitted to the Annual Meeting.

•

For registered shareholders of the Company, an admission ticket is attached to their proxy card. Registered shareholders who plan to attend the Annual Meeting are requested to vote in advance of the Annual Meeting by telephone, internet or by competing and mailing in their proxy card, but should retain the admission ticket and bring it with them to the Annual Meeting if they plan to attend.

•

Shareholders whose shares are registered in the name of a bank, broker or other institution are referred to as “beneficial owners” of company stock. Beneficial owners should have received voting instructions or a proxy card from their broker or agent rather than from the Company. Shareholders who are beneficial owners of Company stock should follow the voting instructions provided by their broker or agent to ensure that their votes are counted.

•

To vote in person at the Annual Meeting, beneficial owners may obtain an admission ticket from their respective broker or agent, or may present proof at the Annual Meeting of their ownership of Company stock as of the Record Date. For example, a shareholder may bring an account statement or a letter from his/her bank or broker confirming that the shareholder owned Company common stock on the Record Date for the Annual Meeting.

How can a shareholder change his/her vote?

Shareholders of record can revoke their proxy at any time before their shares are voted if they (1) deliver a written revocation of their proxy to the Company’s Secretary; (2) submit a later dated proxy (or voting instruction form if they hold their shares in street name); or (3) vote in person at the Annual Meeting. Shareholders who are beneficial owners should follow the instructions provided by their respective broker or bank to change their vote.

What is a quorum?

As of March 9, 2012, there were 42,628,950 shares of the Company’s common stock outstanding and entitled to vote. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of such matter. Abstention or broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker or bank holding shares for a beneficial owner does not vote on a particular matter because the broker or bank does not have discretionary voting authority to vote on the proposal and the beneficial owner has not provided voting instructions.

How does discretionary voting authority apply?

If a shareholder of record signs and returns the accompanying proxy card, but does not make any selections, the Board’s appointed Proxy Holders will have discretion to vote the shareholder’s shares on behalf of the shareholder at the Annual Meeting as recommended by the Board.

If a beneficial owner of shares does not provide the bank or broker that holds such shares with specific voting instructions, under the rules of various national and regional securities exchanges, the shareholder’s bank or broker may generally vote on routine matters but cannot vote on non-routine matters. Proposal 1 (election of directors) and Proposal 3 (advisory vote on executive compensation) are not routine matters. The Company believes Proposal 2 (ratification of auditors) will be considered routine.

If a shareholder’s bank or broker does not receive instructions from the shareholder on how to vote his or her shares on a non-routine matter, the shareholder’s bank or broker will inform the Company that they do not have the authority to vote on this matter with respect to the beneficial owner’s shares. We encourage beneficial shareholders to provide voting instructions to the bank, broker or agent that holds their shares by carefully following the instructions in the notice provided by the shareholder’s bank, broker or agent.

What is the Board’s recommendation?

The Board recommends a vote:

•	FOR the election of the nine (9) nominees for director;

•	FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and

•	FOR approval of the Company’s compensation policies and practices, and current executive compensation as discussed in this proxy statement.

What vote is needed to elect directors and for the proposals to be adopted?

•

Election of Directors. The nine nominees for director receiving the highest number of votes cast by shareholders will be elected to serve on the Board of Directors of the Company. Pursuant to the Company’s majority-voting policy, in an uncontested election, if a nominee for director receives a greater number of votes “withheld” than votes “for” his or her election, and no successor has been elected at the Annual Meeting, the director must promptly tender his or her resignation following certification of the shareholder vote.

•

Ratification of Auditors. A majority of the votes entitled to be cast at the meeting, in person or by proxy, must vote “for” the ratification of Deloitte & Touche LLP as the Company’s independent public accounting firm for the proposal to be adopted.

•

Approval of Executive Compensation. This proposal gives you, as a shareholder, the opportunity to endorse, not endorse, or take no position on our compensation program for the Named Executive Officers. A majority of the votes entitled to be cast at the meeting, in person or by proxy, must vote “for” the proposal to approve the executive compensation for the proposal to be adopted. While our Board of Directors intends to carefully consider the shareholder vote on this proposal, this vote is not binding on the Company but is advisory in nature.

Who pays for the proxy solicitation related to the Annual Meeting?

The Company pays the cost of preparing, printing, assembling and mailing this proxy statement and other proxy solicitation materials. The Company will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding the proxy statement and other proxy soliciting materials to beneficial owners. In addition to the solicitation of proxies by mail, some of our directors, officers, other employees and agents may solicit proxies personally, by telephone and by other means. The officers and directors who may solicit proxies personally receive no special compensation for any solicitation activities.

Will any business other than that discussed in this proxy statement be considered or acted upon at this Annual Meeting?

No. The Company’s by-laws required shareholders to submit advance notice of all director nominations and shareholder proposals to be considered at the 2012 Annual Meeting to the Company by November 29, 2011, regardless of whether the shareholder seeks inclusion of their nomination or proposal in this proxy statement, or intends to solicit proxies on their own. Because the Company did not receive any such notice of nominations or proposals, no other director nominations, shareholder proposals or other matters will be considered at the 2012 Annual Meeting.

When are shareholder proposals due for inclusion in the proxy statement for the 2013 Annual Meeting?

A proposal that a shareholder would like to present at the 2013 Annual Meeting must be submitted to the Company’s Secretary prior to the preparation of the 2013 proxy statement. To be included in the proxy statement for the 2013 Annual Meeting, a shareholder proposal must be submitted in writing to the Company’s Secretary and delivered to, or mailed and received by the Company no later than November 29, 2012. The Company’s by-laws prescribe the procedures a shareholder must follow to bring business before shareholder meetings. To bring matters before the 2013 Annual Meeting, and to include a matter in the proxy statement for that meeting, a notice that includes all of the information required by the Company’s by-laws must be received by November 29, 2012.

How can a shareholder nominate director candidates?

A shareholder may recommend nominees for consideration by the Board’s Nominating and Corporate Governance Committee for nomination for election to the Board. Shareholder recommendations for director nominees will receive the same consideration by the Board’s Nominating and Corporate Governance Committee that all other director nominee recommendations receive. If a shareholder wishes to recommend a nominee for director, the shareholder should submit such recommendation in writing, together with any supporting materials deemed appropriate, to the Company’s Secretary.

A shareholder may nominate a person for election to the Board, provided the recommendation is made in accordance with the procedures described herein and in the Company’s by-laws. To nominate a candidate for director at the 2013 Annual Meeting, notice of the nomination must be in writing and delivered to, or mailed and received at the Company, no later than November 29, 2012.

What must be included in the notice to submit a shareholder proposal or to nominate a director candidate?

The notice must include:

•

if a shareholder is submitting a proposal, a description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting, and any material interest the shareholder has in the business;

•	if a shareholder is submitting a nomination for election to the Board, various matters regarding:

(i)	the nominee, including name, address, occupation, shares held, and a representation by the shareholder and the nominee that there are no undisclosed voting arrangements;

(ii)	the shareholder’s name and address, a description of the shares held, a description of any arrangement or agreement with other shareholders or the nominee with respect to the nomination;

(iii)	a representation that the shareholder will attend the 2013 Annual Meeting and submit the proposal or nominate the nominee;

(iv)	a description of any hedging arrangements that the shareholder has entered into with respect to our stock; and

(v)	a statement whether the shareholder intends to solicit, or participate in the solicitation of, proxies with respect to the proposal or nomination.

This is a general description of the notice required to submit a proposal or nomination for consideration at the 2013 Annual Meeting. The Company’s by-laws contain a complete description of the notice requirements for shareholder proposals. Copies of the Company’s by-laws may be obtained from the Company’s website at www.glatfelter.com/about_us/ corporate_governance/bylaws.aspx or free of charge from the Secretary.

The proposal and notice must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

OWNERSHIP OF COMPANY STOCK

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth information regarding ownership of the Company’s outstanding common stock as of March 9, 2012, (except as otherwise noted) by: (i) each person who is known by the Company to own beneficially more than 5% of the common stock of the Company; (ii) each director, director nominee and Named Executive Officer; and (iii) all directors, director nominees and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (“SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, all shares of which a person has the right to acquire beneficial ownership within sixty (60) days are considered beneficially owned by that person.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Total Number of Shares Owned (1)		% of Class
Dimensional Fund Advisors LP	3,866,587	3,866,587	(2)	9.07%
Janus Capital Management LLC	3,541,028	3,541,028	(3)	8.31%
Perkins Small Cap Value	2,800,000	2,800,000	(3)	6.57%
Third Avenue Management LLC	2,555,178	2,555,178	(4)	5.99%
BlackRock, Inc.	2,348,382	2,348,382	(5)	5.51%
The Vanguard Group, Inc.	2,264,811	2,264,811	(6)	5.31%

Name of Beneficial Owner	Position	Directly Owned	Indirectly Owned		Outstanding Options to Purchase	Total Number of Shares Owned (1)	% of Class
Kathleen A. Dahlberg	Director	20,795	—		7,500	28,295	*
Nicholas DeBenedictis	Director	18,447	—		2,500	20,947	*
Kevin M. Fogarty	Director	—	—		—	—	*
J. Robert Hall	Director	20,795	—		7,500	28,295	*
Richard C. Ill	Director	18,975	—		2,500	21,475	*
John P. Jacunski	Senior V. P. & CFO	33,368	3,088	(7)	—	36,456	*
Debabrata Mukherjee	V. P. & GM, Specialty Papers Business Unit	7,906	1,083	(8)	—	8,989	*
Ronald J. Naples	Director	19,969	—		7,500	27,469	*
Dante C. Parrini	Chairman of the Board & CEO	45,488	7,233	(9)	—	52,721	*
Martin Rapp	V. P. & GM, Composite Fibers Business Unit	15,739	—		—	15,739	*
Richard L. Smoot	Director	21,295	—		2,500	23,795	*
Lee C. Stewart	Director	20,795	—		7,500	28,295	*
William T. Yanavitch II	V.P., Human Resources & Administration	15,954	2,811	(10)	—	18,765	*

All directors and executive officers as a group (17 individuals)		296,684	19,617		37,500	353,801	*

*	Less than 1%

(1)	For purposes of the table, shares of common stock are considered beneficially owned by a person if such person has, or shares voting or investment power with respect to, such stock. As a result, more than one person may beneficially own the same security and, in some cases, the same shares are listed opposite more than one name in the table. The table includes, in some cases, shares beneficially held by spouses or minor children, as to which beneficial ownership is disclaimed. The address of each director, director nominee and Named Executive Officer of the Company is c/o P. H. Glatfelter Company, 96 South George Street, Suite 520, York, PA 17401.

(2)

Pursuant to a Schedule 13G filed on February 10, 2012, consists of shares beneficially owned, as of December 31, 2011, by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP possesses sole voting power over 3,791,295 shares and investment authority over 3,866,587 shares. Dimensional Fund Advisors LP is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. All 3,866,587 shares are owned by four investment companies registered under Section 203 of the Investment Advisors Act of 1940 to which Dimensional Fund Advisors LP furnishes investment advice, and certain other commingled group trusts and separate accounts to which Dimensional Fund Advisors LP serves as investment manager. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(3)	Pursuant to a Schedule 13G filed jointly by Janus Capital Management LLC and Perkins Small Cap Value on February 14, 2012, consists of 3,541,028 shares held by Perkins Small Cap Value. Janus Capital has a direct 94.5% ownership stake in INTECH Investment Management (“INTECH”) and a direct 77.8% ownership stake in Perkins Investment Management LLC (“Perkins”). Due to the above ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of this filing. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Perkins may be deemed to be the beneficial owner of 3,541,028 shares of P. H. Glatfelter Company Common Stock held by such Managed Portfolios. However, Perkins does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. Perkins Small Cap Value is an investment company registered under the Investment Company Act of 1940 and is one of the Managed Portfolios to which Janus Capital provides investment advice. The interest of Perkins Small Cap Value in P. H. Glatfelter Co. Common Stock amounted to 2,800,000 shares of the total outstanding Common Stock. The address of Janus Capital Management LLC and Perkins Small Cap Value is 151 Detroit Street, Denver, CO 80206.

(4)	Pursuant to a Schedule 13G filed on February 14, 2012, consists of shares beneficially owned, as of December 31, 2011, by Third Avenue Management LLC. Third Avenue Management LLC is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and has sole voting and investment authority over all 2,555,178 shares beneficially owned. Met Investors Series Trust-Third Avenue Small Cap Portfolio, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 1,490,853 of the shares reported by Third Avenue Management LLC. OFI Select – Third Avenue US
Equity Fund (SICAV), an offshore fund for which Third Avenue Management LLC acts as investment adviser, has the right to receive dividends from, and the proceeds from the sale of, 20,675 of the shares reported by Third Avenue Management LLC. Third Avenue Small Cap Value Fund, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 985,166 of the shares reported by Third Avenue Management LLC. Third Avenue Small Cap Fund UCITS, an umbrella open-ended investment company authorized by the Irish Financial Services Regulatory Authority under the European Communities (Undertakings for Collective Investment in Transferable Securities) Regulations, has the right to receive dividends from, and the proceeds from the sale of, 9,297 of the shares reported by Third Avenue Management LLC. Touchstone Variable Series Trust – Touchstone Third Avenue Value Fund, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 49,187 of the shares reported by Third Avenue Management LLC. The address of Third Avenue Management LLC is 622 Third Avenue, 32nd Floor, New York, NY 10017.

(5)	Pursuant to a Schedule 13G filed on January 20, 2012, consists of shares beneficially owned, as of December 31, 2011, by BlackRock, Inc. BlackRock, Inc. is a parent holding company which has sole voting and investment authority over 2,348,382 shares. BlackRock Advisors LLC, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management, LLC, and BlackRock International Ltd. are subsidiaries of BlackRock, Inc. that have acquired the shares reported by BlackRock, Inc. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)	Pursuant to a Schedule 13G filed on February 6, 2012, consists of shares beneficially owned, as of December 31, 2011, by The Vanguard Group, Inc. The Vanguard Group, Inc. is an investment advisor which has sole voting and investment authority over 2,264,811 shares. Vanguard Fiduciary Trust Company is a subsidiary of the Vanguard Group, Inc and is the beneficial owner of 62,892 of the shares reported by The Vanguard Group, Inc. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(7)	Consists of 3,088 shares held by Mr. Jacunski through the Company’s 401(k) Plan.

(8)	Consists of 1,083 shares held by Mr. Mukherjee through the Company’s 401(k) Plan.

(9)	Consists of 7,233 shares held by Mr. Parrini through the Company’s 401(k) Plan.

(10)	Consists of 2,811 shares held by Mr. Yanavitch through the Company’s 401(k) Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2011 regarding the Company’s equity compensation plans.

	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)(4)
Equity compensation plans approved by security holders	3,197,472	$12.40	2,202,444
Equity compensation plans not approved by security holders	—	—	—

Total	3,197,472	$12.40	2,202,444

(1)	Includes 171,920 non-qualified stock options, 696,980 restricted stock units (RSUs), 91,108 performance shares and 2,237,464 stock-only stock appreciation rights (SOSARs).

(2)	Weighted average exercise price is based on outstanding non-qualified stock options and SOSAR prices only.
(3)	Represents the securities remaining available for issuance under the Amended and Restated Long-Term Incentive Plan.

(4)	Performance shares awards are paid out at between 0% and 150% of target depending on performance. For purposes of this calculation, it is assumed that Performance Share Awards will be paid at 100% of target.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (“10% Holders”), to file reports of holdings and transactions in the Company’s common stock with the SEC and the New York Stock Exchange (the “NYSE”). Based on the Company’s review of such reports (and amendments thereto), the Company believes that, in 2011, its directors, executive officers and 10% Holders filed all required reports of holdings and transactions in the Company’s common stock with the SEC and the NYSE on a timely basis.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, the Company’s shareholders will vote to fill nine (9) director positions, each for one-year terms expiring on the date of the Company’s 2013 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The Board recommends that shareholders vote “For” each of the following director nominees: Kathleen A. Dahlberg, Nicholas DeBenedictis, Kevin M. Fogarty, J. Robert Hall, Richard C. Ill, Ronald J. Naples, Dante C. Parrini, Richard L. Smoot and Lee C. Stewart, each of whom are currently serving as directors of the Company, for one-year terms expiring at the 2013 annual meeting of shareholders and until their respective successors are duly elected and qualified.

The nominees have consented to serve if elected to the Board.

If a nominee is unable to serve as a director at the time of the Annual Meeting, an event that the Board does not anticipate, the Proxy Holders will vote for such substitute nominee as may be designated by the Board, unless the Board reduces the number of directors accordingly.

Board of Directors

The following table sets forth information on the director nominees. The information included in the table was obtained in part from the respective nominees and in part from the records of the Company.

Age	Year First Elected Director	Age	Year First Elected Director
PROPOSAL 1: NOMINEES TO BE ELECTED FOR TERMS EXPIRING IN 2013

Kathleen A. Dahlberg

Ms. Dahlberg has been the Chief Executive Officer of 2Unify LLC, a private company specializing in the delivery of secure, assured and cost-effective message delivery and communications services to companies in various industries and sectors, since 2006 and a director of Theragenics Corporation since May 2008. Ms. Dahlberg has held Vice-Presidential positions with BP Amoco, Viacom International, McDonalds Corporation, Grand Metropolitan plc and American Broadcasting. Ms. Dahlberg has more than 10 years of experience as a director of public companies, and significant experience in emerging technologies, acquisitions and divestitures, consumer products and new product development, strategic planning and manufacturing.

59	2001

Kevin M. Fogarty

Mr. Fogarty has been the President and Chief Executive Officer of Kraton Performance Polymers, Inc. since 2008. He is also a director of the company and a director of its principal operating subsidiary, Kraton Polymers LLC, a leading global producer of engineered polymers and styrenic block copolymers. Mr. Fogarty previously served as Executive Vice President of Global Sales and Marketing at Kraton from 2005 to 2008. Prior to joining Kraton, Mr. Fogarty spent 14 years with the Koch Industries, Inc. family of companies, where he held a variety of roles, including as President for Polymer and Resins at Invista and President of KoSa’s Polymer & Intermediaries business.

		46	2012

Nicholas DeBenedictis

Mr. DeBenedictis has been the Chairman, Chief Executive Officer and President of Aqua America, Inc., a publicly-traded water company, since May 1993. He has also served as a director of Exelon Corporation since 2003. Prior to joining Aqua America, Mr. DeBenedictis was Senior Vice President of Corporate and Public Affairs for PECO Energy, a $4 billion nuclear utility where he was responsible for government relations, economic development and environmental policies, plus implementation of the utility’s public policy positions. Mr. DeBenedictis was President of the Greater Philadelphia Chamber of Commerce from 1986 to 1989. He also served in two cabinet positions in Pennsylvania government: Secretary of the Department of Environmental Resources and Director of the Office of Economic Development. Prior to that, Mr. DeBenedictis served in senior level positions with the U.S. Environmental Protection Agency. He has more than 18 years of experience as a director of public companies.

66	1995

J. Robert Hall

Mr. Hall has been the Chief Executive Officer of Ardale Enterprises LLC, a private company specializing in acquisition related activities in the food and consumer products industry since 1998. From September 2007 to November 2007, he also served as Chief Executive Officer of Castro Cheese Company Inc. Prior to joining Ardale, Mr. Hall spent over 20 years in the food industry holding various positions with Nabisco, Kraft and Nestle. While at Nabisco, he was President of Nabisco’s Specialty Products Company in the United States and President of Christie Brown & Company, Ltd., the maker of Nabisco cookies and crackers in Canada. Mr. Hall has also been President of Lenox Brands. Mr. Hall has more than 10 years of experience as a director of public companies and significant experience with general management, acquisitions & divestitures, marketing, sales, operations, strategic planning, new product development and research & development.

		59	2002

Richard C. Ill

Mr. Ill has been the Chairman and Chief Executive Officer of Triumph Group, Inc., a public, international aviation services company, since 2009. He served as President and Chief Executive Officer of Triumph from 1993 to 2009. Previously, Mr. Ill held a variety of senior executive positions with Alco Standard Corporation until he ultimately founded what is now Triumph Group. Mr. Ill has over 45 years of public company experience both in management, manufacturing and operations. Mr. Ill was recently appointed a director of Mohawk Industries, Inc., and was also a director of Airgas, Inc. from July 2004 through September 2010. Mr. Ill has 18 years of experience as a director of public companies.

Ronald J. Naples

Mr. Naples served as Chairman of the Pennsylvania Stimulus Oversight Commission and Chief Accountability Officer for the Commonwealth of Pennsylvania, having been appointed to that position by the Governor of Pennsylvania, from April 2009 until February 2011. From 1997 until May 2009, Mr. Naples was the Chairman of Quaker Chemical Corporation, a public, specialty chemical company serving the metalworking and manufacturing industries worldwide, and served as Quaker’s Chief Executive Officer from 1995 to 2008. Previously, Mr. Naples was Chairman and Chief Executive of Hunt Manufacturing Company, a public company, from 1981 to 1995. He is a former White House Fellow and served in the Ford Administration as Assistant to the Counselor to the President for Economic Affairs, and as a Special Assistant to the head of the Federal Energy Administration. Mr. Naples currently serves as a director of Glenmede Trust Company and is past Chairman of the Federal Reserve Bank of Philadelphia. Overall, Mr. Naples has over 30 years of experience as a director of public companies.

68 66	2004 2000

Richard L. Smoot

Mr. Smoot retired in 2002 from the position of Regional Chairman, PNC Bank, Philadelphia/South Jersey Markets, a position he held since 2001. From July 1991 to December 2000, Mr. Smoot served as President and Chief Executive Officer of PNC Bank in Philadelphia and Southern New Jersey, and its predecessor, Provident National Bank. He also served as Executive Vice President responsible for Operations and Data Processing for the Bank from 1987 to 1991. Before joining PNC Bank, Mr. Smoot served as First Vice President and Chief Operating Officer of the Federal Reserve Bank of Philadelphia. Mr. Smoot also serves as a director of Aqua America, Inc. and during his career has served in a variety of leadership positions for a host of governmental, for- and non-profit agencies and firms in both the public and private sector. Overall, Mr. Smoot has over 15 years of experience as a director of public companies.

		71	1994

Lee C. Stewart

Mr. Stewart is a private financial consultant with over 25 years experience as an investment banker. Previously, Mr. Stewart was a Vice President at Union Carbide Corporation from 1996 to 2001 where he was responsible for various Treasury and Finance functions, and formerly, from 2001 to 2002, was CFO of Foamex International, Inc. Mr. Stewart is also a director of AEP Industries, Inc., a NASDAQ-listed chemical company, and a director of ITC Holdings Corp. a NYSE-listed electricity transmission company. Mr. Stewart served as a director of Marsulex, Inc., a Toronto-listed chemical company, from 2000 until 2011. Overall, Mr. Stewart has over 37 years of experience as a director of public companies.

		63	2002

Dante C. Parrini

Mr. Parrini joined the Company in 1997, and is currently the Chairman, President and Chief Executive Officer, serving as President and Chief Executive since January 2011, and Chairman of the Board since May 2011. He previously served as Glatfelter’s Executive Vice President and Chief Operating Officer from 2005 until 2010. Prior to 2005, Mr. Parrini was Senior Vice President and General Manager, a position that he held since January 2003. Having had full global P&L responsibility in his EVP and COO capacity, Mr. Parrini has had experience leading worldwide operations, international and domestic sales, marketing, new product development, global supply chain, information technology and corporate program management.

47	2010

The Board believes that the election of each of the above nominees is in the best interest of the Company and its shareholders and unanimously recommends a vote FOR each nominee.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year 2012, subject to ratification by the Company’s shareholders. Deloitte audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2011.

A Deloitte representative is expected to attend the Annual Meeting, will be given the opportunity to make a statement if he or she chooses to do so, and will be available to respond to appropriate shareholder questions.

What did the Company pay its independent registered public accounting firm in 2011 and 2010?

For the years ended December 31, 2011 and 2010, the aggregate fees billed by Deloitte and paid by the Company to Deloitte were as follows:

	2011	2010
Audit Fees(1)	$2,158,434	$2,426,974
Audit Related Fees(2)	19,257	—
Tax Fees(3)	244,300	95,000

Total Fees	$2,421,991	$2,521,974

(1)	Audit Fees — For professional services performed by Deloitte for the audit of the Company’s annual consolidated financial statements, review of consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation services, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees — For assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under footnote (1) above.

(3)	Tax Fees — For professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. This includes tax planning and consultations; tax audit assistance; and tax work stemming from “Audit-Related” items.

All services rendered for the Company by Deloitte in 2011 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (“Pre-Approval Policy”) provides for the pre-approval of audit and non-audit services performed by the Company’s independent registered public accounting firm. Under the policy, the Audit Committee may pre-approve specific services, including fee levels, by the independent registered public accounting firm in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate this authority in writing to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting.

The Board believes that the ratification of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 is in the best interest of the Company and the shareholders, and unanimously recommends a vote FOR the proposal.

PROPOSAL NO. 3: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (also known as a “Say-on-Pay” Vote)

Executive compensation is an important matter for our shareholders. At the core of our executive compensation philosophy is the belief that compensation should reflect performance, be fair, competitive and reasonable, and should be determined in a manner consistent with the Company’s long-term strategy, competitive industry practice, sound corporate governance principles, and shareholder interests. We believe our compensation program is strongly aligned with the long-term interests of our shareholders. We urge our shareholders to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement for additional details on the Company’s compensation philosophy and objectives and the 2011 compensation of the Named Executive Officers.

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to vote on the following resolution:

RESOLVED, that the shareholders of P. H. Glatfelter Company (the “Company”) approve the compensation philosophy, policies and procedures described in the Compensation Discussion & Analysis, and the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement in accordance with the Securities Exchange Act of 1934 and the implementing rules of the U.S. Securities and Exchange Commission.

As an advisory vote, the results of the voting on this proposal are non-binding. Nevertheless, the Board of Directors and the Compensation Committee value the opinions of our shareholders, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

The Board has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board modifies this policy, the next say-on-pay advisory vote will be held at our 2013 Annual Meeting.

Vote Required

The affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Board of Directors recommends that the shareholders vote FOR Proposal No. 3.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

The Board and management of the Company are dedicated to effective corporate governance. The Board has adopted Corporate Governance Principles to provide a framework for governance of the Company. These Corporate Governance Principles are set forth in full on the Company’s website at www.glatfelter.com/about_us/corporate_governance/principles.aspx and available in print upon request directed to the Secretary of the Company at 96 South George Street, Suite 520, York, PA 17401-1434.

What is the composition of the Board?

The Board currently consists of nine (9) members. Each year, the Board elects one of its members to serve as Chairman. The Company does not have a lead independent director.

In conjunction with its election of a Chairman, the Board reviews its governance structure and the qualifications of each director and determines which director is best qualified to chair the Board.

Under the Board’s governance structure, the Chairman:

•	Chairs all meetings of the Board other than executive sessions

•	Identifies strategic issues that should be considered for the Board agenda; and

•	Consults with directors in the development of the schedule, agenda and materials for all meetings of the Board.

The Board believes that the Company and its shareholders are best served by having a Chairman who has a wide-ranging, in-depth knowledge of the Company’s business operations and the Company’s industry, and who can best execute the strategic plan approved by the Board. The Board believes that the interests of the Company and the shareholders are best served by having the same person serve as both Chairman and Chief Executive Officer (“CEO”). Based on his extensive experience and knowledge of the Company’s operations, industry, competitive challenges and opportunities, the Board has determined that, at this time, Dante C. Parrini is the director best qualified to serve in the role of Chairman, and in March 2012 elected Mr. Parrini to be Chairman, subject to his re-election as a director at the Annual Meeting.

In January 2011, Dante C. Parrini was promoted to President and CEO. Mr. Parrini, who previously was Executive Vice President and Chief Operating Officer of the Company, and who has held various executive positions with the Company since 1997, was elected to the Board in June 2010.

The Board believes that shareholders are best served by this leadership structure. The Corporate Governance Principles and the Company’s policies and procedures provide for an empowered, independent Board and the full involvement of the independent members of the Board in the Board’s operations and its decision making.

In the Company’s Governance Principles, the Board has adopted the NYSE standards for determining the independence of directors, which require that a director not have a material relationship with the Company.

On an annual basis, each member of the Board is required to complete a questionnaire designed in part to provide information to assist the Board in determining whether the director is independent under NYSE rules and our Corporate Governance Principles. In addition, each director or nominee for director has an affirmative duty to disclose to the Nominating and Corporate Governance Committee relationships between and among that director (or an immediate family member), the Company, and/or the management of the Company.

The Board has determined the following directors are independent and do not have any material relationship with the Company: Ms. Dahlberg and Messrs. DeBenedictis, Fogarty, Hall, Ill, Naples, Smoot and Stewart. The Board determined that Mr. Parrini has a material relationship with the Company because Mr. Parrini is the Chief Executive Officer. Thus, Mr. Parrini is deemed not to be an independent director by NYSE standards and the Company’s Governance Principles.

What committees has the Board established?

The Company’s Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Finance Committee, and the Nominating and Corporate Governance Committee. The Board appoints the members of all of these standing committees and their Chairpersons each year for one-year terms that expire at the close of the following year’s Annual Meeting of shareholders.

The Board has adopted a written charter for each of its standing committees, all of which are posted on the Company’s corporate website at www.glatfelter.com/about_us/corporate_governance/committees.aspx, and available in print upon request directed to the Secretary of the Company at 96 South George Street, Suite 520, York, PA 17401-1434.

Audit Committee. The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of four (4) directors: Messrs. Hall (Chair), DeBenedictis, Ill and Naples. In the opinion of the Board, all four Audit Committee members meet the director independence requirements set forth in the listing standards of the NYSE and the applicable rules and regulations of the SEC in effect on the date of this proxy statement. The Board has determined that, based on their experience, Messrs. DeBenedictis, Hall, Ill and Naples are audit committee financial experts, as that term is defined in the applicable SEC regulations, and that all members of the Audit Committee are financially literate within the meaning of the NYSE listing standards. The Audit Committee held seven (7) meetings during 2011.

In accordance with its Board-approved charter, the purpose of the Audit Committee is to assist the Board in its oversight of (i) the quality and integrity of the accounting, auditing, and financial reporting practices of the Company, (ii) the compliance by the Company, its directors and officers with applicable laws and regulations and its Code of Business Conduct, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors. The Audit Committee:

•

is directly responsible for the appointment, replacement if necessary, oversight and evaluation of the Company’s independent auditors, which report directly to it, which appointment is submitted to the Company’s shareholders for ratification at the Annual Meeting each year;

•	has the sole responsibility for pre-approving all audit and non-audit services provided by the Company’s independent auditors and fees related thereto pursuant to its Pre-Approval Policy;

•	reviews and recommends for approval by the Board the Company’s audited consolidated financial statements for inclusion in its annual reports on Form 10-K, and reviews with management the financial information contained in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, and management’s discussion and analysis of financial conditions and results of operations contained in the periodic reports, and discusses them with management and the independent auditors prior to filing with the SEC;

•	reviews with management and the independent auditors the Company’s earnings press releases prior to release to the public;

•	discusses any significant changes to the Company’s accounting policies;

•	reviews the quality and adequacy of the Company’s accounting systems, disclosure controls and procedures and internal controls over financial reporting;

•

provides guidance and oversight to the internal audit activities of the Company, including reviewing the organization, plans and results of such activities, and providing the internal auditor full access to the committee (and the Board) to report on any and all appropriate matters;

•	monitors compliance with legal prohibitions on loans to directors and executive officers of the Company;

•	reviews and assesses the adequacy of the Company’s hiring guidelines for employees or former employees of the independent auditors;

•

provides guidance to and oversight of the compliance program of the Company, including the establishment and maintenance of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, in addition to other compliance matters; and

•	participates in the annual performance evaluation of the Manager of Internal Audit.

The Audit Committee has the authority to retain special legal, accounting, or other experts as it deems necessary to carry out its duties.

Compensation Committee. The Compensation Committee currently consists of five (5) directors: Mr. Naples, (Chair), Ms. Dahlberg, and Messrs. DeBenedictis, Smoot and Stewart. In the opinion of the Board, all five Compensation Committee members meet the director independence requirements set forth in the NYSE listing standards in effect on the date of this proxy statement. The Compensation Committee held eight (8) meetings during 2011.

In accordance with its Board-approved charter, the Compensation Committee is responsible for discharging the Board’s duties related to compensation of the Company’s executives and also reviews, recommends for approval by the Board and oversees the Company’s management incentive and equity-based incentive compensation plans, defined benefit and contribution plans, and other welfare benefit plans. In addition to, or in furtherance of, the Compensation Committee’s functions described above, the Compensation Committee:

•

recommends to the Board an executive compensation policy that is designed to support overall business strategies and objectives, attract and retain key executives, link compensation with business objectives and organizational performance, align executives’ interests with those of the Company’s shareholders and provide reasonable and competitive compensation opportunities;

•

reviews and (except in the case of the CEO) approves the general compensation and salary structure for executives and other key employees of the Company and its subsidiaries, which takes into account business and financial objectives, industry and labor market best practices, and such other information as it may deem appropriate;

•

annually reviews and recommends to the independent members of the Board corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the “CEO”), and manages and executes the evaluation of the CEO conducted by the independent members of the Board in light of these goals and objectives;

•

reviews and recommends to the independent members of the Board the CEO’s compensation, including salary, bonus, and other incentive and equity-based compensation, based on the evaluation of the CEO’s performance;

•	reviews and approves annually, with the CEO’s involvement, the salaries and equity-based grants, as well as discretionary awards, for the Company’s non-CEO executives;

•

establishes individual target award levels for incentive compensation payments to the Company’s non-CEO executives, in relation to Board-established financial target(s) or other performance measures for such incentive compensation, recommends to the Board whether such financial target(s) or other performance measures have been achieved, and approves the payment of incentive compensation upon Board determination that such targets or measures have been met;

•	reviews the Compensation Discussion & Analysis (“CD&A”) and recommends to the Board that the CD&A be included in the proxy statement;

•	reviews and recommends to the Board any modifications of the non-employee directors’ compensation program; and

•	reviews and recommends for approval by the Board new incentive compensation plans or changes and amendments to existing plans.

The Compensation Committee has the authority to engage independent compensation consultants, legal counsel or advisors, as it may deem appropriate in its sole discretion, and to approve related fees and retention terms of such consultants, counsel, or advisors, and routinely holds executive sessions without management.

The committee has engaged Compensation Strategies, Inc. (the “Consultant”), an independent executive compensation consulting firm, to provide advice and assistance to the committee and to the Company’s management in the area of executive and non-employee director’s compensation for the Company. The Consultant reports directly to the committee but has been authorized by the committee to work with certain executive officers of the Company as well as other employees in the Company’s human resources, legal, and finance departments. The Consultant conducts regular reviews of total compensation of the Company’s executive group, based on the process described in the CD&A, for review by management and the committee in determining the appropriate levels of compensation for each executive.

The Consultant also conducts regular reviews of total compensation of the Company’s non-employee directors and assists the committee with development of recommended changes in such compensation for approval by the Board of Directors. The Consultant also provides advice to the committee and management on other executive and Board compensation issues that arise throughout the year. During 2011, the scope of the Consultant’s assignments included advice on the design of the Company’s Management Incentive Plan and long term incentive programs for 2011 and for 2012 (as discussed on page 21 of the CD&A) and advice on executive succession planning.

The Chair of the Compensation Committee is responsible for leadership of the committee and development of the meeting agendas. The committee may form subcommittees and delegate authority to them, as it deems appropriate. The meetings of the Compensation Committee are regularly attended by the CEO and the committee’s independent compensation consultant, but the committee usually meets in executive session at each meeting. The CEO, the Vice President of Human Resources and the Secretary generally attend, and the CFO occasionally attends, Compensation Committee meetings, but none are present for executive sessions or any discussion of their own compensation.

The CEO provides performance assessments and compensation recommendations for each executive officer of the Company (other than himself) on an annual basis. The Compensation Committee considers the CEO’s recommendations with the assistance of the Consultant and approves the compensation of the executive officers (other than the CEO). In the case of the CEO, the committee develops its own recommendation in executive session without the CEO, or any other member of management present, and then provides this recommendation to the independent members of the Board for approval in executive session.

Finance Committee. The Finance Committee currently consists of four (4) directors: Mr. Ill, (Chair) and Messrs. Hall, Parrini and Stewart. The Finance Committee provides advice to the Board on the financial policies of the Company and has oversight over matters of financial significance to the Company. Specifically, pursuant to its Board-approved charter, the Finance Committee:

•	reviews and recommends for approval by the Board, the Company’s operating and capital budgets;

•	reviews the performance of the Company’s pension funds and the Company’s recommendations regarding investment objectives, strategies and/or managers as warranted;

•	reviews the range of investment vehicles available to participants under the Company’s
401(k) Plan and the availability of Company stock as an investment option under the 401(k) Plan;

•	oversees the development and monitors execution of the Company’s financial policies, including financial objectives, strategies and plans, exclusive of accounting and other matters, which are within the oversight responsibilities of the Audit Committee; and

•	convenes, at the request of management or the Board, to provide insight and guidance on other issues of financial significance, including any long-term financial plans of the Company.

The Finance Committee held four (4) meetings during 2011.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of five (5) directors: Mr. Stewart (Chair), Ms. Dahlberg, and Messrs. DeBenedictis, Hall and Smoot. In the opinion of the Board, all five members of the Nominating and Corporate Governance Committee meet the director independence requirements as set forth in the NYSE listing standards in effect on the date of this proxy statement. Pursuant to its Board-approved charter, the Nominating and Corporate Governance Committee:

•	provides advice to the Board regarding all corporate governance matters;

•	makes recommendations to the Board regarding the Board’s size and composition and the tenure and retirement age of directors;

•	reviews the qualifications of candidates for the Board;

•	recommends to the Board the nominees for election to the Board at each Annual Meeting;

•	considers nominees for the Board recommended by shareholders;

•	makes nominations of directors and officers of the Company;

•	nominates persons to fill vacancies on the Board occurring between annual meetings;

•	nominates directors for committee membership and committee chairpersons;

•	reviews and approves related party transactions; and

•	reviews and approves Company contributions to affiliated persons or entities and Company contributions in excess of $25,000, per year to any other person or entity.

The Nominating and Corporate Governance Committee reviews all director nominations submitted to the Company, including individuals recommended by shareholders, directors or members of management. When evaluating whether to recommend an individual for nomination or re-nomination, the Nominating and Corporate Governance Committee will consider, at a minimum and in accordance with the Company’s Governance Principles, the nominee’s independence, availability to serve on the Board and the candidate’s knowledge, experience, skills, expertise, wisdom, integrity, business acumen and understanding of the Company’s business environment.

In evaluating director candidates, the committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Board. Accordingly, as part of its evaluation of each director candidate, the committee takes into account how that candidate’s background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates.

The committee specifically reviews the qualifications of each director candidate for election or re-election, including for incumbent directors, the director’s understanding of the Company’s businesses and the environment within which the Company operates, attendance and participation at meetings, and independence, including any relationships with the Company. Prior to nomination, each candidate for director must consent to stand for election, and each director nominee must agree in writing to abide by the Company’s majority voting policy.

After the committee has completed its evaluation of all director candidates, it presents its recommended slate of directors to the Board for consideration and approval. The committee also discusses with the Board any candidates who were considered by the committee but not recommended for election or re-election as directors.

We will report any material change to this procedure in a quarterly or annual filing with the SEC. In addition, we will make any changes to this procedure available promptly by posting that information on the Corporate Governance section of our website at http://www.glatfelter.com/about_us/corporate_governance/default.aspx.

Based on the process described above, the committee recommended and the Board determined to nominate each of the incumbent directors for re-election at the Annual Meeting. The committee and Board concluded that each of the incumbent directors should be nominated for re-election based on their individual experience, qualifications, attributes and skills which are summarized in the biographical information contained under “Election of Directors” on pages 9-10. The Committee and the Board assessed these factors in light of the Company’s businesses, which provide a diverse line of specialty papers and fiber-based engineered materials. In particular, the committee and the Board considered the following factors:

•	Each nominee has extensive experience guiding large, complex organizations as executive leaders or board members;

•

The nominees’ experiences relate to and derive from a broad range of occupations and industries, which provides both differing viewpoints among the nominees and familiarity with many diverse markets targeted by the Company’s businesses and environments that can affect the implementation and execution of the Company’s business plans. These include government and public policy (Mr. DeBenedictis, Mr. Naples), professional services (Ms. Dahlberg, Mr. Ill, Mr. Naples, Mr. Smoot, and Mr. Stewart), public interest (Mr. DeBenedictis, Mr. Naples, Mr. Parrini and Mr. Smoot), financial services (Mr. Hall, Mr. Stewart and Mr. Smoot), and manufacturing (Ms. Dahlberg, Mr. Fogarty, Mr. Hall, Mr. Ill, Mr. Naples and Mr. Parrini);

•

The nominees’ backgrounds include experience with several business sectors and operational challenges applicable to the Company’s businesses. These areas include consumer goods (Ms. Dahlberg, Mr. Hall), new product development (Mr. Fogarty, Mr. Ill, Mr. Parrini), international operations (Mr. Fogarty, Mr. Ill, Mr. Naples and Mr. Parrini), strategic partnerships (Mr. Fogarty and Mr. Ill) and regulated industries (Mr. DeBenedictis); and

•

The nominees have significant substantive expertise in several areas applicable to service on the Board and its committees, including finance and banking (Mr. DeBenedictis, Mr. Hall, Mr. Naples, Mr. Smoot, Mr. Stewart), public company accounting and financial reporting (Mr. DeBenedictis Mr. Fogarty, Mr. Hall, Mr. Naples, Mr. Smoot and Mr. Stewart), strategic planning (all of the nominees), operations management (all of the nominees), corporate governance (all of the nominees) and risk management (all of the nominees).

Any shareholder who wishes to recommend a nominee for election to the Board should follow the procedures set forth on page 5 of this proxy statement.

The committee periodically reviews and oversees orientation programs for newly elected directors and continuing education programs for incumbent directors. The committee also reviews shareholder proposals submitted for presentation at the Annual Meeting and proposed responses from the Board, and makes recommendations to the Board concerning Board procedures. The Nominating and Corporate Governance Committee is charged with developing and recommending corporate governance principles to the Board and reviewing these principles for appropriateness and compliance with SEC and NYSE requirements. The Nominating and Corporate Governance Committee reviews the senior management organization and succession plan.

The Nominating and Corporate Governance Committee has the authority to retain director search consultants,

outside counsel or other experts as it deems necessary to carry out its duties, and the Company makes funds available to the committee for such retention. The Nominating and Corporate Governance Committee held four (4) meetings during 2011.

How may a shareholder communicate with the Company’s Board or the non-management directors of the Company?

A shareholder may address written correspondence to the Board or any individual director (whether management or non-management), c/o Mr. Michael L. Korniczky, Vice President General Counsel and Secretary, P. H. Glatfelter Company, 96 South George Street, Suite 520, York, PA 17401-1434.

The Company’s Board has approved a process whereby the Secretary of the Company will receive, review and, as appropriate, forward any communications which are addressed to the Board or a director to the Chair of the committee responsible for the matter addressed in the communication. All communications that relate to concerns regarding accounting, internal controls or auditing matters will be forwarded to the Chair of the Audit Committee.

Alternatively, the Board has established a method for interested parties to communicate directly with the entire Board or any non-management director by calling the Company’s toll-free Helpline at 800-346-1676.

Does the Company have a majority-voting policy?

Yes. The Company’s Governance Principles include a majority-voting policy for the election of directors. A summary of the Company’s majority voting policy is provided on page 4.

In the event of a Majority Withheld Vote, the Nominating and Corporate Governance Committee will consider the resignation tendered by the affected director and make a recommendation to the Board as to whether to accept it. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within ninety (90) days following certification of the shareholder vote. In making their determinations, the Nominating and Corporate Governance Committee and the Board may consider any factors or other information that they consider appropriate or relevant. Thereafter, the Board will promptly disclose its decision whether to accept the director’s resignation (and the reasons for rejecting the resignation, if applicable) in a press release or filing with the SEC. Any director who tenders his or her resignation pursuant to this provision may not participate in the Nominating and Corporate Governance Committee’s recommendation or Board action regarding whether to accept the resignation. However, if each member of the Nominating and

Corporate Governance Committee received a Majority Withheld Vote at the same meeting, then the remaining independent directors who did not receive a Majority Withheld Vote will consider the resignations and determine whether to accept them. If the directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignations, provided, however, that each director’s resignation will be acted upon separately and no director may participate in the Board action regarding whether to accept his or her resignation. A director whose resignation is not accepted by the Board shall continue to serve until the next annual meeting at which he or she is up for election and until his or her successor is duly elected, or until his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, or if a nominee for director who is not an incumbent director is deemed to have been elected and to have immediately resigned, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Company’s by-laws or may amend the Company’s by-laws to decrease the size of the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether the Board should fill any vacancy or amend the Company’s by-laws to reduce the size of Board.

What is the Company’s policy regarding director attendance at the Annual Meeting?

The Company does not have a policy regarding director attendance at the Annual Meeting, however directors, including persons nominated for election at the Annual Meeting, generally attend the Annual Meeting.

How often did the Board meet during 2011?

The Board held seven (7) meetings during 2011. The standing committees established by the Board held a total of twenty-three (23) meetings in 2011. Each of the incumbent directors attended at least 86% of the aggregate of the meetings of the Board and Board committees on which he or she served in 2011. Non-management directors meet in regularly scheduled executive sessions (without management), at which the Chair of the Nominating and Corporate Governance Committee presides.

Where can additional Corporate Governance and related information be obtained?

The Company’s corporate website (www.glatfelter.com) includes a Corporate Governance page consisting of, among other things, the Company’s Governance Principles and Code of Business Conduct, a listing of our Board of Directors and Executive Officers, the charters of the Nominating, Audit, Finance and Compensation Committees of the Board of Directors, the Company’s Code of Business Ethics for the CEO and Senior Financial Officers of Glatfelter, and other related material. The Company intends to satisfy the disclosure requirement for any future amendments to, or waivers from, its Code of Business Conduct or Code of Business Ethics for the CEO and Senior Financial Officers by posting such information on its website. The Company will, upon request, provide a copy of its Code of Business Conduct or Code of Business Ethics for the CEO and Senior Financial Officers, at no charge.

How were directors compensated?

Base Compensation. In 2011, non-employee directors received an annual retainer fee of $35,000, two thirds of which consisted of shares of the Company’s common stock with an equivalent market value on the grant date, and one third paid in cash. In addition to the annual retainer, non-employee directors were paid in cash $1,500 for each Board or committee meeting that they attended. Non-employee directors serving as committee chairpersons of the Audit or Compensation Committees were paid an additional $10,000 (in cash)

annually for their service and the Chairperson of the Finance and Nominating and Corporate Governance Committees each received an additional $5,000 annually in cash. In addition, each non-employee director received an annual restricted stock unit (RSU) award valued at $30,000, on the grant date. Such awards will vest over a three-year period. Effective beginning May 2012, the annual Board retainer fee will be increased to $42,000 and will be paid in cash; the Audit Committee chair fee will increase to $15,000 annually; the Nominating & Corporate Governance Committee chair fee will increase to $7,500 annually, and the Compensation and Finance Committee chair fees will remain unchanged. Also effective from May 2012, the annual non-employee director RSU award will be valued at $80,000.

All accrued, but unpaid, director cash compensation payments are made on each May 1 and November 1. RSUs granted to directors since 2009 will immediately vest upon a change in control.

Deferred Compensation. Pursuant to the Company’s Deferred Compensation Plan for directors (the Deferred Compensation Plan), every year each director may elect to defer 50%, 75% or 100% of his or her annual retainer paid to such director for serving on the Board, but not including any fees paid to a director for attending meetings of the Board or any committee or for serving as a chairperson of a committee of the Board. No such elections were made with respect to fees earned in 2011.

Benefits. Each non-employee director is covered by the Company’s director’s and officers’ liability insurance, as well as the Company’s travel accident insurance.

Share Ownership Guidelines. The Company has established share ownership guidelines for its non-employee directors in order to further enhance alignment with shareholders. The share ownership guidelines require that each director own shares of the Company’s common stock which, in aggregate, are equal in value to at least 5X the current annual Board retainer, which equates to 14,600 shares based on a stock price of $12.00 per share (the closing price of the Company’s common stock at the time the guidelines were initially adopted). Directors have up to five (5) years to attain this guideline share ownership level. Shares owned directly or indirectly by the director and unvested RSUs are counted toward satisfying the share ownership guideline for directors. As of December 31, 2011, all of the non-employee directors were in compliance with the share ownership guideline.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

2011
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Kathleen A. Dahlberg	$42,167	$53,332	$2,669	$98,168
Nicholas DeBenedictis	52,667	53,332	2,669	108,668
J. Robert Hall	59,667	53,332	2,669	115,668
Richard C. Ill	45,667	53,332	2,669	101,668
Ronald J. Naples	51,667	53,332	2,669	107,668
Richard L. Smoot	40,667	53,332	2,669	96,668
Lee C. Stewart	53,167	53,332	2,669	109,168

(1)	The amounts include the portion of annual retainer fees earned and paid, or to be paid, in cash as well as meeting fees and chairmanship fees earned and paid, or to be paid, in cash.

(2)	The amounts listed above are comprised of the fair market value of $13.38 per share in accordance with FASB ASC 718 for RSUs granted on May 1, 2011 and the fair market value
(the closing price on the respective share issuance dates) of the two-thirds portion of the annual retainer fee that was paid in stock.

(3)	Represents dividend equivalents paid to the non-employee directors in 2011. The directors earn dividend equivalents on their outstanding RSUs.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides a description of the Company’s executive compensation philosophy and programs, the compensation decisions that have been made under those programs, and the factors considered in making those decisions. The CD&A focuses on the compensation of our Named Executive Officers (“NEOs”) for 2011, who were:

•	Dante C. Parrini, Chairman of the Board and Chief Executive Officer

•	John P. Jacunski, Senior Vice President and Chief Financial Officer

•	Debabrata Mukherjee, Vice President & General Manager, Specialty Papers Business Unit

•	Martin Rapp, Vice President & General Manager, Composite Fibers Business Unit, and

•	William T. Yanavitch II, Vice President, Human Resources & Administration

Executive Summary

The objective of the Company’s executive compensation program is to attract, retain, motivate, and reward those executives who are crucial to the success of the Company and to creating long-term shareholder value. Our program is driven around three principles:

Compensation Principles	Rationale
Pay for Performance	To reward achievement of specific Company financial performance goals that are aligned with strategic initiatives the Company has determined drive shareholder value.
Pay at Risk	To provide a mix of compensation with strong emphasis on annual and long-term incentives that are linked to Company and individual performance.
Shareholder Alignment	To align the interests of our NEOs with shareholders by encouraging a meaningful personal stake in the Company. This is achieved through stock ownership guidelines, equity-based NEO compensation, and linking incentive compensation performance goals to key financial metrics.

Total compensation under the program for the NEOs is generally targeted at the 50th percentile of market levels and consists of base salary, annual incentives, long-term incentives, minimal perquisites, and benefits.

A significant portion of each NEO’s compensation opportunity consists of performance-based annual and long-term incentives. The Compensation Committee of the Board of Directors (the “Committee”) judges the

Company’s performance by achievement of specific Company and business unit financial goals that the Committee has determined are directly linked to shareholder value and that are derived from the Company’s annual and longer-term strategic plans. These incentives are subject to downward adjustment based on individual performance and are designed to have a strong connection to the performance of the Company. They are also designed to mitigate risk through a mix of short- and long-term performance goals that ensure the business grows in a balanced manner and are aligned with the Committee’s risk oversight procedures discussed elsewhere in this proxy statement.

For 2011, NEOs’ annual incentives under the Company’s Management Incentive Plan (the “MIP”) were contingent on the achievement of Operating Net Income (“ONI”) and Free Cash Flow (each as defined below) to encourage a focus on earnings and cash flow generation at the corporate level. A business unit operating profit metric was added in 2011 for the business unit leaders to more specifically align these individuals with the performance of their respective units.

The long-term incentive program for the NEOs in 2011 was changed to consist of a combination of stock-only stock appreciation rights (“SOSARs”) and performance shares and, therefore, is 100% performance-based with respect to the NEOs. SOSARs directly link executive compensation to the interests of shareholders through awards which have a value that is entirely dependent on appreciation in the Company’s common stock price from the date the awards are granted. In addition, the performance shares provide an opportunity to receive shares of Company common stock contingent upon the achievement of three-year cumulative adjusted EBITDA (i.e., earnings before interest, taxes, depreciation, amortization, and pension expense and excluding unusual items) and Return on Capital Employed (“ROCE”) goals. As a result, executives’ interests are linked to the interests of shareholders through future stock price appreciation as well as specific financial performance metrics that drive long-term shareholder value.

2011 Highlights: In 2011, the Company’s annual net sales grew by 10% to a record $1.6 billion, reflecting strong growth in the Company’s global growth businesses and sustained performance in other operations. Adjusted earnings per share (which excludes certain unusual, non-recurring items) also increased in 2011 by 15% to $1.01 per share. The Company generated Free Cash Flow of $76 million, and total shareholder return for 2011 was 18.2%. The Company also substantially completed a $50 million share repurchase program.

Based on 2011 performance levels, the Company paid cash bonuses under the MIP to the NEOs equal to 118% of each individual’s target amount for the year for Messrs. Parrini, Jacunski, and Yanavitch and 107% and 127% for Messrs. Mukherjee and Rapp, respectively, whose bonuses were based in part on the performance of their respective business units. The performance associated with ONI and Free Cash Flow was above the pre-established target levels for the year, Operating Profit for Specialty Papers Business Unit was slightly below pre-established target levels, and Composite Fibers Business Unit was above the pre established target levels.

In addition, the Committee has adopted policies that it believes align the interests of the Company’s executives with the interests of shareholders while still attracting, retaining, motivating, and rewarding its executives, including the following:

•

The Committee established executive share ownership guidelines that require senior executives, including the NEOs, to meet minimum stock ownership levels. These guidelines are discussed below under the heading “Equity Ownership Policies.”

•

In 2009, the Committee also modified all future awards of RSUs and SOSARs to provide for “double-trigger” vesting (requiring a termination without “Good Cause” or for “Good Reason” in order for vesting to be accelerated) upon a change in control of the Company. This modification was intended to parallel a double trigger provision that was already in place for cash severance payments upon a change in control. The same principles were also applied to the performance shares granted in 2011.

•

While the Committee believes that perquisites should be a minimal part of executive compensation, the Company offers perquisites to certain NEOs that represent only a small portion of each NEO’s total compensation (such as country club memberships for the CEO and, as is a customary practice for executives in Europe, a car allowance). In fact, three of the NEOs received no perquisites during 2011, and the value of perquisites for each of the other two NEOs was below $20,000.

The first advisory shareholder vote on the Company’s executive compensation practices (“say-on-pay”) was held at the 2011 shareholders meeting, as required by the Dodd-Frank legislation. After consideration of this shareholder vote and given the substantial support received from shareholders (more than 95% of the votes were cast in favor of the Company’s executive compensation program), the Committee continued to apply the same general principles in 2011 as were used in 2010 and that are described in this CD&A, in its determination of the amounts and types of executive compensation.

Compensation Objectives and Process

The Committee approves the Company’s compensation philosophy and supervises the compensation program for the NEOs and other executives of the Company. The Committee has designed the Company’s compensation programs to attract, retain, motivate, and reward the executives who are crucial to the Company’s success and to creating long-term shareholder value. The Committee believes that compensation should reflect Company and individual performance and should be fair, competitive and reasonable in light of a person’s responsibilities and experience.

As a result, the total compensation paid to the NEOs and other Company executives consists of several forms of compensation, including base salary, annual incentives, long-term incentives, minimal perquisites, and benefits. Moreover, the Committee generally structures total compensation opportunities to target the 50th percentile of market levels. The Committee believes this structure provides a competitive level of compensation relative to the Company’s industry and is also consistent with its compensation philosophy. A significant portion of each NEO’s compensation opportunity consists of annual and long-term variable compensation. Though annual and long-term incentives are subject to downward adjustment based on individual performance, the Committee judges the annual performance of the Company under the MIP through achievement of ONI and Free Cash Flow goals, while long-term incentives reflect longer-term performance through stock price performance and the achievement of multi-year adjusted EBITDA and ROCE goals. These incentive programs focus on long-term and short-term performance in furtherance of the

Company’s strategic plan and align the interests of the Company’s executives with those of shareholders. The opportunity to earn at-risk variable compensation is different for each NEO and generally increases commensurate with the NEO’s level of responsibility within the Company. As discussed on page 43 of this proxy statement, the Committee annually reviews the Company’s incentive compensation plans to determine whether those plans present undue risk to the Company. In addition, the mix of annual and long-term incentive compensation varies among the NEOs in that the relative proportion of long-term incentive compensation is greater for greater levels of responsibility.

For 2011, the Company’s annual compensation was cash-based, while long-term compensation consisted entirely of performance-based equity awards. For 2012,

annual compensation will continue to be cash-based, and long-term compensation will continue to consist 100% of performance-based equity awards. The Committee does not specifically target any particular mix of cash and equity-based compensation or mix of annual and long-term incentive compensation; instead, the Committee sets each component of compensation for the NEOs to generally target the 50th percentile of market levels, as described below. However, the Committee does review the mix of compensation components for the NEOs to ensure that they are in an appropriate range relative to the market.

Except in the case of the CEO (whose compensation is approved by the Board), the Committee determines the overall compensation strategy and policies for the NEOs and other key executives, and approves their compensation. In doing so, the Committee, as appropriate, seeks input from certain NEOs and other executives with respect to compensation decisions. Specifically:

•	The Committee retains an independent compensation consultant (“Consultant”) to provide advice, information, and analysis on executive compensation and benefits;

•

The Committee, as appropriate, consults with the Company’s Vice President of Human Resources and Administration and the Consultant to develop the design of compensation programs and make compensation decisions;

•

The Committee, as appropriate, consults with the CEO, CFO, the Consultant, and the Finance Committee of the Board of Directors to obtain background regarding the Company’s key financial objectives, metrics and performance and recommendations for design of the Company’s annual and long-term compensation programs;

•

Compensation decisions which pertain to the NEOs other than the CEO are made by the Committee in consultation with and based on recommendations received from the CEO (after consultation with the Company’s Vice President of Human Resources and Administration), and based on guidance received from the Consultant; and

•	The Company’s General Counsel and the Company’s Human Resources staff provide legal and governance advice and other technical support to the Committee.

The NEOs noted above may, at the invitation of the Committee, attend portions of the Committee meetings; however, the Committee’s usual practice is to meet in executive session both alone and with the Consultant to reach final decisions about NEO compensation.

The compensation level for each NEO, except the CEO, is approved by the Committee after consideration of the specific recommendation of the CEO. In the case of the CEO, the Committee, with assistance from the Consultant, develops recommendations in executive session without the CEO or any other member of management in attendance, and then provides its recommendation to the independent members of the Company’s Board of Directors (the “Board”) for consideration and approval in executive session. All references to actions by the Committee with respect to setting the compensation of the NEOs shall mean that the Committee has acted with respect to all NEOs except the CEO. References to actions by the Committee with respect to CEO compensation shall mean that the independent members of the Board have acted with respect to CEO compensation after receiving the recommendation of the Committee.

The Committee has sole authority to retain and terminate any consultants directly assisting it. The Committee also has the sole authority to approve the fees and other engagement terms for its consultants. For 2011, the Committee retained Compensation Strategies, Inc. (“CSI”) as its Consultant. In preparation to establish fiscal year 2011 compensation, the Committee used CSI for such issues as:

•	To assess the competitiveness of the executive compensation program;

•	To make recommendations regarding the program design based on prevailing market practices and business conditions;

•	To advise the Committee on:

(i)	The level of each NEO’s compensation;

(ii)	Peer group composition;

(iii)	Incentive plan performance metric conventions and design;

(iv)	External trends and regulatory developments, including the new say-on-pay and say-on-frequency shareholder votes; and

(v)	Executive succession planning.

•	To conduct research and analysis as directed by the Committee.

The Consultant continued to provide competitive market data on executive compensation during 2011 that was used to evaluate the overall competitiveness of the Company’s compensation program and to develop recommendations on the total compensation paid to

NEOs and other executives of the Company. The Consultant attended portions of Committee meetings and regularly met in executive session with the Committee with no members of management present. The Consultant does not provide any other human resources, benefits, or related services to the Company, Committee, or Board of Directors.

The Committee has established several practices to ensure the Consultant’s independence, candor, and objectivity. The Consultant is engaged by and reports directly to the Committee, frequently meets separately with the Committee with no members of management present, and consults with the Committee’s Chairman between meetings. Management periodically reports to the Committee the fees paid for services performed by the Consultant, and the Committee approves annually the work plan and budget for the Consultant.

Determination of Compensation Levels

As indicated above, the Committee generally structures total compensation opportunities to target the 50th percentile of market levels, which, it believes, provides a competitive level of compensation relative to the Company’s industry. In order to determine the 50th percentile of market levels, the Committee reviews a market analysis of total compensation for similarly situated executives from peer group companies and other broader-based market compensation data that is prepared by the Consultant. This market analysis is performed annually with respect to the CEO and CFO positions and every other year with respect to remaining NEOs. However, if market compensation levels with respect to the CEO or CFO are found to have changed substantially during the off-years, a full review of total compensation for the CEO, CFO and the NEOs is conducted. For both 2010 and 2011, the review included the total compensation of all of the NEOs. Consistent with standard practices, due to the varying sizes of the companies included in the peer group companies, statistical analysis is used to normalize the market compensation data collected to reflect the relative annual revenues of the Company and each of the peer group companies. This process ensures that all market compensation data is properly adjusted to reflect the Company’s current size regardless of where the Company’s revenues fall in relation to the peers. In determining appropriate individual compensation levels for the NEOs, the Committee considers the adjusted market compensation data and the NEO’s tenure, experience, and particular set of skills as well as the NEO’s and Company’s overall performance.

The Company’s peer group for compensation benchmarking (“Compensation Peer Group”) for 2011 is unchanged from 2010. The annual revenues of the companies included in the Compensation Peer Group for 2011 ranged from $340 million to $6.5 billion with a median revenue of $1.6 billion (which approximates the Company’s 2011 annual revenue). Because the Company competes for executive talent with a broad range of companies and industries, the companies included in the Compensation Peer Group are not the same as those companies which are included in the Company’s performance graph in the Company’s Annual Report to Shareholders. The companies that are included in the Compensation Peer Group, together with information on which of these companies are also included in the performance graph that appears in the Company’s Annual Report on Form 10-K, is provided below:

Compensation Peer Group	Performance Graph Peer Group
Avery Dennison
Bemis Co. Inc.
Buckeye Technologies, Inc.	✓
Cenveo, Inc. Clearwater Paper Corp.	✓
CSS Industries, Inc.
Graphic Packaging Holding Co.
Greif, Inc.
Lydall, Inc.
Meadwestvaco Corp.
Neenah Paper Co.	✓
Packaging Corp.
Potlach Corp
Rayonier, Inc.
Rock-Tenn Co.
Schweitzer-Mauduit International, Inc.	✓
Sonoco Products Co.
Wausau Paper Corp	✓

Base Salary

Although the Committee has structured the compensation of the NEOs such that a significant portion of each NEO’s compensation opportunity consists of annual and long-term variable compensation, it believes that base salary is an important element of compensation that also contributes to the Company’s compensation objectives. The base salaries of the NEOs are reviewed and approved annually by the Committee, typically during the first quarter of the calendar year. Consistent with the Committee’s compensation philosophy, base salaries for the NEOs are generally targeted at the 50th percentile of the market. The Committee believes this compensation level is sufficient to achieve the objectives of the Company’s compensation program. In addition to assessing base salaries against comparable market data, in setting the annual base salary of each

NEO, the Committee considers several factors, including:

•	Salary recommendations from the CEO;

•	The relative importance of the job to the Company;

•	The external competitiveness of the NEO’s total compensation package;

•	The nature and complexity of the job duties;

•	The performance of the NEO and the Company; and

•	Internal equity considerations.

The Committee does not assign relative weightings to any of these factors. The Committee reviews base salaries annually, but may adjust salaries at any point during the year. The Committee does not necessarily adjust the NEOs’ base salaries each year.

For 2011, the Committee approved base salary increases for the NEOs other than Mr. Parrini ranging from 3% to 8%, effective as of February 1, 2011. Mr. Parrini received a base salary increase to $630,000 as of January 1, 2011, in connection with his promotion to President & Chief Executive Officer. Mr. Parrini does not have an employment agreement with the Company. As a group, the NEOs’ base salaries were within 10% below the 50th percentile of the market for 2011.

For 2012, the Committee approved base salary increases for the NEOs ranging from 2.5% to 6%, effective as of February 1, 2012. As a group, the NEOs’ base salaries are within 5% below the 50th percentile of the market for 2012.

Annual Incentives

The Committee believes that annual incentive awards, or bonuses, provide important performance incentives for the NEOs and other eligible Company executives and help to further the Committee’s compensation philosophy. The Company currently provides an annual incentive bonus opportunity to the NEOs under the Company’s MIP. By design, the incentive bonuses, which NEOs are eligible to earn under the MIP, comprise a significant portion of the NEOs’ total compensation. Consistent with the Committee’s philosophy, the MIP is designed to ensure that incentive bonus awards represent at-risk compensation for the NEOs, to reward the achievement of corporate objectives that are pre-established by the Committee, and to provide incentive compensation that is competitive with the market for each position.

Each year the Committee approves a target bonus (as well as a range of possible payouts based on a range of performance levels) under the MIP for each NEO,

expressed as a percentage of the NEO’s base salary with the exception of the CEO, whose target bonus is approved by the Board. The Committee generally establishes target bonuses for the NEOs at the 50th percentile of the competitive marketplace. Given that the NEOs’ 2011 base salaries were below the 50th percentile of the market as a group and target bonus percentages were generally near or below the 50th percentile, the NEOs’ target bonuses, as a dollar amount, were also below the 50th percentile of the market. For 2011, target bonus percentages for the NEOs, with the exception of Mr. Jacunski and Mr. Parrini, remained unchanged from 2010. The 2011 target bonus percentage for Mr. Jacunski was increased from 55% to 60% to reflect additional responsibilities which have been assigned to Mr. Jacunski, and Mr. Parrini’s target bonus was increased to 80% as a result of his new responsibilities as President and CEO. For 2012, target bonus percentages for the NEOs remain unchanged from 2011, with the exception of Mr. Parrini, whose target bonus percentage was increased to 95% for 2012. The Committee increased Mr. Parrini’s target bonus percentage to link more of his compensation to the annual performance of the Company, and because his previous target bonus level was below the 50th percentile of the market.

The following table sets forth targeted bonus levels for each NEO:

Named Executive Officer	2011 Target Bonus (as a percentage of 2011 Base Salary)	2011 Target Bonus
Parrini	80%	$504,000
Jacunski	60	239,542
Mukherjee	45	148,230
Rapp	45	162,990
Yanavitch	45	122,773

Usually, in February each year, the Committee, in consultation with the Audit Committee of the Board of Directors, recommends to the Board whether the pre-established MIP corporate performance metrics have been met and, based upon the Board’s determination that the metrics have been met, decides whether and, at what level, to award bonuses to the NEOs. As discussed further below, the amount ultimately received by the NEOs and other eligible executives is dependent on the extent of achievement of performance metrics established annually by the Committee for the MIP. The MIP provides that the Committee may, in its discretion, adjust any bonus earned by any NEO or other executive downward but the Committee does not have discretion to increase any bonus earned by any NEO or other executive.

For 2011, the Committee adopted a MIP design which incorporates the following two metrics for all NEOs: ONI and Free Cash Flow, which the Committee believes are directly linked to the creation of shareholder value.

These metrics were chosen to focus the NEOs and other key executives not only on earnings but also on cash flow management. As in previous years, ONI consisted of net income determined in accordance with United States’ generally accepted accounting principles (“US GAAP”) adjusted to exclude after-tax pension income or pension expense, gains from the sale of timberlands, and certain other items as specified by the Committee. Free Cash Flow consisted of operating cash flows minus capital expenditures, adjusted to exclude certain items as specified by the Committee. For those NEOs who are not leaders of the Company’s business units, these metrics were weighted 80% ONI and 20% Free Cash Flow. However, for the business unit leaders, ONI and Free Cash Flow made up only 60% of their total MIP opportunity; the remaining 40% consisted of performance against business unit operating profit goals for their respective units. The target performance levels of ONI, Free Cash Flow, and business unit operating profit were set at the Company’s budgeted levels for 2011, as previously approved by the Board.

In keeping with past practice, the Committee also incorporated a design feature in the 2011 MIP which required that the Company achieve a pre-established minimum level of performance for each MIP metric before any bonus may be earned by any eligible executive, including the NEOs, under the MIP (“Bonus Threshold Performance Level”). For 2011, the Bonus Threshold Performance Level was 80% of the targeted performance level for each MIP metric. Payment amounts for achievement of the Bonus Threshold Performance Levels remained unchanged from prior years at 50% of the target opportunities, and payment amounts for achievement of the maximum performance levels also remained unchanged at 200% of the target opportunities.

The following table summarizes the level of Company performance associated with each MIP metric and the corresponding target bonus level for the NEOs:

	Percent of targeted bonus
	50%	100%	200%
Performance metric (millions)
Operating Net Income	$41.1	$51.4	$72.0
Free Cash Flow	$37.2	$46.5	$65.1
Specialty Papers Business Unit Operating Profit	$46.8	$58.5	$81.9
Composite Fibers Business Unit Operating Profit	$28.1	$35.2	$49.2

In 2011, the Company’s ONI totaled $52.2 million, Free Cash Flow totaled $60.6 million, Specialty Papers Business Unit operating profit was $57.3 million, and Composite Fibers Business Unit operating profit was $40.8 million, resulting in a bonus payout levels for Messrs. Parrini, Jacunski, and Yanavitch of 118% of the

NEO’s bonus target level and for Messrs. Mukherjee and Rapp of 107% and 127% of the NEO’s bonus target level, respectively.

The Committee believes the ONI, Free Cash Flow, and business unit operating profit target levels were set at levels to sufficiently challenge the NEOs, meet the annual performance objectives of the Company, and satisfy the Company’s compensation objectives. The following table summarizes the NEO’s target bonus opportunities for 2011 as a percentage of their base salaries:

MIP Performance Level	Target Bonus Range (Percent of Base Salary)
Minimum (50% of performance target)	22.5	to	40.0
Target (100% of performance target)	45.0	to	80.0
Maximum (200% of performance target)	90.0	to	160.0

The ranges set forth above are based on advice received from the Consultant regarding market practices. All payments to the NEOs under the MIP are based entirely on ONI, Free Cash Flow, and business unit operating profit performance of the Company; no portion of a NEO’s MIP payment is based on the individual performance of the NEO. However, the Committee may reduce payments under the MIP based on the Committee’s assessment of individual performance during the year, with the approval of the independent members of the Board in the case of the CEO. No such reductions were made for 2011.

For 2012, the Committee adopted a MIP design that continues to use ONI and Free Cash Flow for all NEOs as well as business unit operating profit for business unit leaders. ONI will, again, consist of net income determined in accordance with US GAAP, adjusted to exclude certain items as determined by the Committee. Free Cash Flow will continue to consist of operating cash flows minus capital expenditures, adjusted to exclude certain items as determined by the Committee. For those NEOs who are not leaders of the Company’s business units, these metrics will continue to be weighted 80% ONI and 20% Free Cash Flow. For the business unit leaders, ONI and Free Cash Flow will continue to make up 60% of their total MIP opportunity; the remaining 40% will consist of performance against business unit operating profit goals for their respective units. The target performance level of ONI, Free Cash Flow, and business unit Operating Profit are set at the Company’s budgeted levels for 2012, as previously approved by the Board. Payment amounts for achievement of the threshold performance levels remained unchanged from prior years at 50% of the target opportunities, and payment amounts for achievement of the maximum performance levels also remained unchanged at 200% of the target opportunities.

Long-Term Incentives

Over the long term, the Committee believes that executive compensation should be substantially linked to corporate performance and shareholder value creation. The Committee believes that long-term compensation provides strong incentives for executives to improve the Company’s long-term performance, deliver value to its shareholders, and remain employed by the Company. Accordingly, again generally targeting the 50th percentile of the competitive marketplace, and with advice from the Consultant, the Committee determines annually the amount of long-term compensation that will be granted to executives under the Company’s shareholder approved Amended and Restated Long Term Incentive Plan (“LTIP”). The Committee also reviews on an annual basis the appropriateness and relative weightings of the long-term incentive compensation vehicles available under the LTIP.

2011 Long-Term Incentive Program. The Company’s 2011 LTIP design was modified to be 100% performance-based. It consists of performance shares and SOSARS, with performance shares and SOSARs each representing 50% of each NEO’s total long-term incentive. Based on market information provided by the Consultant, the Committee believes this mix of equity-based compensation is the appropriate balance of performance-based incentives and aligns the NEOs’ interests with those of shareholders.

Performance Shares. Performance shares represent the opportunity to receive a specified number of shares of Company common stock upon the achievement of specified corporate financial goals. As a result, executives’ interests are linked to the interests of shareholders through future stock price appreciation as well as the Company’s financial performance. These shares will be received if, following the close of a three-year period ending with fiscal year 2013, certain pre-established performance criteria are met. The Committee has selected cumulative adjusted EBITDA (i.e., earnings before interest, taxes, depreciation, amortization, and pension expense and excluding unusual items) and Return on Capital Employed (“ROCE”) as the dual criteria for determining the vesting of performance shares. The Committee believes that cumulative adjusted EBITDA and ROCE are directly associated with increasing shareholder value. To that end, 40% of the NEO’s performance share award will be dependent on the Company’s achievement of the cumulative adjusted EBITDA criteria and 60% of the NEO’s performance share award will be dependent on the Company’s achievement of a three-year average ROCE goal. Payment amounts for achievement of the threshold performance levels equal 50% of the target opportunities, and achievement of the maximum performance levels results in payments equal to 150% of the target opportunities. The target number of performance shares granted to the NEOs in 2011 ranged from 6,030 to 24,610, depending on the NEO’s position, the NEO’s performance, and information provided by the Consultant regarding competitive market practices for each position.

SOSARs. SOSARs are intended to directly link executive compensation to the interests of shareholders through awards which have a value that is entirely dependent on appreciation in the Company’s common stock price from the date the awards are granted. The SOSARs granted to the NEOs during 2011 ranged from 21,590 to 88,140, depending on the position of the NEO, the NEO’s performance, and information provided by the Committee’s external compensation consultant regarding competitive market compensation practices for each position. The SOSARs granted by the Committee during 2011 had an exercise price equal to the Company’s closing common stock price on the date of grant, or $12.56, have a ten-year expiration term, and vest ratably, with one-third of the SOSARs vesting on the first, second, and third anniversaries of the date of grant. This vesting schedule is designed to retain the NEOs and other key executives of the Company for an appropriate length of time prior to the SOSARs becoming vested or exercisable. Upon exercise of a vested SOSAR, the NEO will receive shares of Company common stock with a value equal to the appreciation of the Company’s common stock from the date of grant. The re-pricing of SOSARs is not permitted under the LTIP.

RSU Grant to Mr. Rapp. In 2011, the Committee also approved, as a one-time award, 4,700 restricted stock units (“RSUs”) for Mr. Rapp in recognition of additional responsibilities which were temporarily assigned to him in connection with a recent acquisition. The RSUs granted to the Mr. Rapp will vest ratably over a three-year period, with one-third of the units vesting on the first, second and third anniversaries of his grant.

2012 Long-Term Incentive Program. The Company’s 2012 LTIP design continues to be 100% performance-based. For 2012, it continues to consist of performance shares and SOSARS, with performance shares and SOSARs each representing 50% of each NEO’s total long-term incentive. The Committee has again selected cumulative adjusted EBITDA and ROCE as the dual criteria for determining the vesting of performance shares. The weightings for these two performance metrics will remain 40% and 60%, respectively, of each NEO’s performance share award. Payment amounts for achievement of the threshold performance levels equal 50% of the target opportunities, and achievement of the maximum performance levels results in payments equal to 150% of the target opportunities. The number of SOSARs granted to the NEOs on March 6, 2012 ranged from 18,530 to 85,130, and the target number of performance shares granted to the NEOs also on March 6, 2012 ranged from 6,470 to 29,120, depending on the position of the NEO, the NEO’s performance, and information provided by the Committee’s compensation consultant regarding competitive market practices for each position. The SOSARs had an exercise price equal to the Company’s closing common stock price on the date of grant, or $15.61. Based on market information provided by the Consultant, the Committee believes this mix of equity- based compensation, at the relative weightings discussed above, provides the appropriate level of performance-based grants and aligns the NEOs’ interests with those of shareholders.

In recent years it has been the Committee’s practice to consider recommendations for equity-based grants to the NEOs and certain other key executives of the Company at its meeting that occurs in March of each year.

Equity Ownership Policies

The Company has established several policies for its NEOs and certain other executives of the Company regarding equity ownership. These policies reinforce the importance of aligning the financial interests of executives and shareholders and impose certain controls and restrictions on the ability of an executive officer to buy or sell securities.

Executive Share Ownership Guidelines. The Company’s executives historically have held a significant portion of their personal wealth in the form of the Company’s common stock (or RSUs, stock options, or SOSARs that mirror the performance of the Company’s common stock). The Committee believes it is important to require the Company’s senior executives, including the NEOs, to meet minimum stock ownership guidelines (the “Executive Share Ownership Guidelines”). These guidelines, which were established in 2002 and updated in 2009, consist of minimum stock ownership targets that are based on a stock price of approximately $13.00 (the closing price of the Company’s common stock on the date that the guidelines were initially adopted) and the base salary at the time the individual became subject to the guidelines. The Committee expresses these guidelines in terms of the value of equity holdings as a multiple of each senior executive’s base salary. Depending on the executive’s position, the Executive Share Ownership Guidelines require the executive to own a sufficient number of shares of Company stock having a market value that ranges in value from 1 times to, in the case of the CEO, 4 times the senior executive’s base salary.

Equity interests that count toward satisfaction of the Executive Share Ownership Guidelines include shares owned outright by the executive, or his or her spouse and dependent children, vested and unvested RSUs, shares held in a Section 401(k) or deferred compensation account, and 50% of any appreciation on either unexercised vested stock options or SOSARs. Newly hired or promoted executives have up to five years from the time that the executive became subject to the Executive Share Ownership Guidelines to meet the applicable guideline. The Committee may reduce future long-term incentive awards for any executive who fails to meet the Executive Share Ownership Guidelines, depending on the circumstances. Each year, the Committee reviews whether the Company’s executives meet the Executive Share Ownership Guidelines. As of December 31, 2011, all NEOs were either in compliance with the applicable guideline for their position or were on track to satisfy their applicable guideline within the allotted period.

Name	Ownership Guideline (Market value relative to Starting Base Salary)	# of Shares Required	# of Shares held as of 12/31/2011
Parrini	4X	71,700	149,689
Jacunski	2X	30,400	61,815
Mukherjee	1X	16,300	25,853
Rapp	1X	22,800	35,206
Yanavitch	1X	11,200	32,631

Insider Trading Policy. The Company has an Insider Trading Policy which prohibits certain employees, including all of the NEOs, from purchasing or selling the Company’s securities during certain periods and requires these employees to pre-clear purchases or sales of the Company’s securities with the Company’s General Counsel.

Change in Control Arrangements

The Company has entered into Change-in-Control Employment Agreements with each of the NEOs, as well as certain other executives of the Company, the terms of which are discussed on pages 35-39 of this proxy statement. The Committee believes that these arrangements will serve as an incentive for executives to act in the interest of shareholders during a takeover, despite the risk of losing their jobs. Generally, these agreements provide for severance and other benefits to be paid to executives upon a qualifying change in control (as defined in the agreements), including an amount to cover applicable excise taxes imposed under the Code. Potential payments under these arrangements do not impact the yearly decisions made regarding other elements of executive compensation. The Company’s equity grant agreements outline the terms and conditions for the acceleration of equity vesting when a change in control occurs.

In the wake of general marketplace and shareholder concerns about executives potentially earning undue benefits that take effect after mergers and acquisitions, the Committee, in March 2009, directed that all subsequent grants of RSUs and SOSARs made to the NEOs and other eligible executives incorporate “double trigger” change of control provisions. A double trigger provision was also included in the performance share grants made in 2011 and 2012. In general, a single trigger provision provides that accelerated vesting of equity awards would occur in the event of a change in control irrespective of a corresponding termination. A double trigger provision, by contrast, only accelerates vesting in the event of a change in control and in the event that the executive is terminated without “Good Cause” or quits with “Good Reason” (as those terms are defined in the applicable agreement). As a result, vesting of RSUs or SOSARS that are granted after March 2009 and that have been held for at least six (6) months will accelerate vesting only upon such a termination that occurs within two (2) years of a change-in-control event. Performance shares are converted into restricted stock of an acquiring company at the greater of target or actual performance for each performance metric through the date of the change in control. The vesting on such converted restricted stock will accelerate only upon a subsequent termination by the Company without “Good Cause” or by the executive with “Good Reason.” The Committee believes that the incorporation of the double trigger provision will ensure continuity of management during mergers and acquisitions and assist with retaining key executives, ultimately benefitting shareholders.

Post-Employment Compensation

The Company provides post-employment compensation to its executives, including the NEOs, under the Company’s qualified pension plan for salaried employees (collectively the “Pension Plan”). Compensation that is paid under the Pension Plan is subject to legal limits specified in the Code. The Committee believes that offering post-employment compensation allows the Company to attract, retain, recruit and motivate qualified employees and executives in the current competitive marketplace. Further to that end, the Committee has established a non-qualified Supplemental Executive Retirement Plan (SERP) consisting of two post-employment benefits for certain NEOs and other executives who have been nominated by the Company and approved by the Committee to participate in this plan. The first benefit available under the SERP, referred to as the “Restoration Pension Benefit” provides those executives whose benefits under the Pension Plan may be reduced due to legal limits applicable to qualified pension plans under the Code with a supplemental pension benefit, which will restore the portion of the pension benefit that was earned under the Pension Plan that cannot be paid from the Pension Plan due to the legal limits provided in the Code. Eligible executives may receive the Restoration Pension Benefit as an annuity or as a lump sum, depending on the value of the benefit at the time the executive terminates employment with the Company. Effective February 10, 2010, the Committee approved a revision to the Restoration Pension Benefit which revised the procedure for approval of the executives who will be eligible for this benefit. Subject to approval of the Committee, employees will generally be eligible for the Restoration Pension Benefit if they have at least one year of pensionable compensation in excess of the Code’s annual compensation limit for qualified pension plans.

The second post-employment benefit available under the SERP is referred to as the Final Average Compensation or “FAC” Pension. The FAC Pension pays a monthly pension benefit equal to a designated percentage of the executive’s average compensation over the five (5) years immediately preceding his retirement, offset by an equivalent value of the participant’s benefits under the Pension Plan and certain Company-sponsored nonqualified defined benefit pension arrangements, including the Restoration Pension. The FAC Pension is payable following the executive’s retirement on or after age 55 in the form of an annuity or a lump sum, depending on the value of the benefit at the time it is scheduled to commence. If the FAC Pension is payable prior to age 62, the monthly amount of the benefit is reduced to reflect its early commencement. A survivor benefit is also payable under the FAC Pension to the participant’s surviving spouse in the event of the participant’s death before the FAC Pension commences. Pursuant to transition rules under Section 409A of the Code, in 2008, participants in the FAC Pension were afforded a one-time opportunity to elect to have their FAC pensions paid as a lump sum. As of 2011, only Mr. Parrini was eligible for the FAC Pension and has elected, under the transition rule, a lump sum distribution of his FAC Pension.

The Committee has also established a Supplemental Management Pension Plan (“SMPP”) consisting of the Early Retirement Supplement, which is available to certain management and executive employees who are not eligible for the FAC Pension under the SERP and who retire from employment with the Company on or after age 55 but prior to age 65, normal retirement age under the Company’s tax-qualified Pension Plan. The Pension Plan permits a participant who retires early to receive a reduced monthly early retirement pension that begins immediately following retirement, or to postpone commencement of the pension until a later date, but not later than normal retirement age. If the participant agrees to postpone commencement of his or her Pension Plan pension until at least thirty-six (36) months following early retirement (or, if earlier, until his or her normal retirement date following attainment of age 65) (the “Deferred Pension Plan Commencement Date”), then the Early Retirement Supplement will pay a supplemental benefit during the postponement period. The Early Retirement Supplement is equal to the monthly amount of the Pension Plan pension (or the sum of the Pension Plan pension and the Restoration Pension under the SERP, if applicable) payable on the Deferred Pension Plan Commencement Date in the form of a single life annuity. The benefit begins on the first day of the month on or next following early retirement and continues for 36 months (or until normal retirement date) when the deferred Pension Plan pension begins to be paid. There is a limited benefit payable for the surviving spouse if the participant dies before the end of the 36-month payment period.

Perquisites

Perquisites are offered by the Company to certain NEOs and other executives on a limited basis in order for the Company to remain competitive with the market and to attract and retain highly qualified executive talent. The Committee believes that perquisites should be a minimal part of executive compensation. The principal perquisites that the Company provides to certain of its executives include, in the United States, country club memberships for the CEO and, as is customary for executives in Europe, a car allowance. From time to time, the Company provides additional perquisites to an executive officer on an individual and isolated basis. The Company values perquisites based on their incremental cost to the Company. Detail on perquisites offered to the NEOs can be found in the Summary Compensation Table.

Clawback Policy

After the SEC issues its final rules, the Committee intends to adopt an executive compensation clawback policy with respect to the Company’s incentive programs that is in compliance with the new requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Deductibility of Executive Compensation

Certain awards made under the LTIP and the 2005 Management Incentive Plan will qualify as performance-based compensation that will be exempt from the federal income tax $1 million deduction limitation imposed under Section 162(m) of the Code. However, while the Committee has established procedures to help maximize tax deductibility, in order to design compensation programs that address the Company’s needs, the Committee has not established a policy that requires that all executive compensation be exempt from the limitations on business deductions provided in Section 162(m) of the Code, as amended. The Committee expects that all 2011 MIP bonus payments, payments under the performance shares, or any compensation received by Company executives from the exercise of stock options or SOSARs will be exempt from the Section 162(m) deduction limitation as performance-based compensation.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth on pages 20 through 29 of this proxy statement (the “Compensation Discussion and Analysis”) with the management of the Company.

Based on the review and discussions describe above, the Compensation Committee has recommended to the Company’s Board that the Company’s Compensation Discussion and Analysis be included in the Company’s proxy statement for the Annual Meeting.

The information disclosed in the Company’s Report of the Compensation Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Ronald J. Naples (Chair)

Kathleen A. Dahlberg

Nicholas DeBenedictis

Richard L. Smoot

Lee C. Stewart

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning compensation of the Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the Company’s three most highly compensated executive officers in 2011 other than the Chief Executive Officer and the Chief Financial Officer.

Name and Principal Position in 2011	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Dante C. Parrini	2011	$630,000	$309,102	$360,493	$596,081	$731,000	$50,367	$2,677,043
Chairman &	2010	532,802	703,932	312,856	538,292	322,000	37,141	2,447,023
Chief Executive Officer	2009	505,025	104,154	480,459	590,879	239,000	30,394	1,949,911

John P. Jacunski	2011	$398,268	$137,783	$160,737	$283,307	$96,000	$12,701	$1,088,796
Senior Vice President &	2010	365,392	50,081	211,780	307,573	93,000	12,779	1,040,605
Chief Financial Officer	2009	332,426	62,136	286,756	329,102	24,000	13,396	1,047,816

Debabrata Mukherjee	2011	$327,367	$89,678	$104,622	$158,917	$99,000	$9,529	$789,113
Vice President & General	2010	300,667	36,410	153,644	185,664	126,000	8,881	811,266
Manager, SPBU	2009	251,083	45,982	212,212	204,930	37,000	7,538	758,745

Martin Rapp(6)	2011	$388,175	$76,616	$89,407	$206,867	$49,000	$22,704	$832,769
Vice President & General	2010	352,482	28,179	119,386	221,775	162,000	17,149	900,971
Manager, CFBU	2009	359,688	38,253	161,249	300,402	107,000	16,477	983,069

William T. Yanavitch II	2011	$271,745	$75,737	$88,303	$145,203	$114,000	$8,520	$713,508
Vice President. Human
Resources & Administration

(1)	The amounts reflect the fair market value of RSUs and PSAs granted on March 3, 2011, and RSUs granted March 3, 2010 and May 5, 2009. The method used to calculate these amounts is indicated in footnote [9] to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. With respect to PSAs, dividends paid on the Company’s common stock are assumed to be reinvested by the recipient in additional PSAs. RSUs earn dividend equivalents, with payment made on the payment date for dividends declared on the Company’s common stock.

(2)	The amounts reflect the dollar value recognized, in accordance with the Financial Accounting Standards Board Accounting Standards Codification “FASB ASC”, for financial statement reporting purposes during 2011, 2010 and 2009. The method used to calculate these amounts is indicated in footnote [9] to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

	2011	2010	2009
Dividend yield	2.87%	2.58%	3.63%
Risk-free rate of return	2.55	2.54	2.26
Volatility	41.91	42.31	40.59
Term	6 years	6 years	6 years

(3)	The 2011, 2010, and 2009 amounts reflect cash payments under the Company’s 2005 Management Incentive Plan (the “MIP”) as amended and restated and the 2010 amounts reflect cash payments under the 2008-2010 Cash LTIP. See discussion of the MIP in the Compensation Discussion and Analysis on page 23 of this proxy statement.
(4)	For each of the Named Executive Officers, the amounts reflect the actuarial increase in the present value of such Named Executive Officer’s benefits under all pension plans established by the Company determined using interest and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the NEOs may not be currently entitled to receive because such amounts are not vested.

(5)	Other compensation includes the following:

	401(k) Match	Perquisites (i), (ii)	RSU Dividends	PSA Dividend Shares	Total
2011
Parrini	4,125	9,731	29,812	6,699	$50,367
Jacunski	3,675	—	6,044	2,982	12,701
Mukherjee	3,937	—	3,647	1,945	9,529
Rapp	—	16,259	4,788	1,657	22,704
Yanavitch	3,559	—	3,319	1,642	8,520

i.	The amount included in the “Perquisites” column for Mr. Parrini represents country club dues paid by the Company.

ii.	The amounts included in the “Perquisites” column for Mr. Rapp represents a car allowance paid for by the Company.

(6)	Mr. Rapp’s cash compensation is paid in Euros (€). Amounts presented here have been converted to United States dollars ($) using the average exchange rate for 2011, or 1.3920 $/€. Mr. Rapp’s cash compensation (not including automobile expense reimbursement) was €278,861, €257,839, and €246,034 for 2011, 2010, and 2009, respectively.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards in 2011:

		Estimated Possible Payouts Under Non-			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Equity Incentive Plan (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units (#)(2)	Options (#) (3)
Parrini	02/18/11	252,000	504,000	1,008,000
	03/03/11				24,610			309,102
	03/03/11					88,140	12.56	360,493

Jacunski	02/18/11	119,771	239,542	479,084
	03/03/11				10,970			137,783
	03/03/11					39,300	12.56	160,737

Mukherjee	02/18/11	74,115	148,230	296,460
	03/03/11				7,140			89,678
	03/03/11					25,580	12.56	104,622

Rapp	02/18/11	81,495	162,990	325,980
	03/03/11				6,100			76,616
	03/03/11					21,860	12.56	89,407

Yanavitch	02/18/11	61,386	122,773	245,545
	03/03/11				6,030			75,737
	03/03/11					21,590	12.56	88,303

(1)	The amount shown represent awards under the Company’s Management Incentive Plan. Threshold payments equal 50% of the target amount and maximum payments equal 200% of the target amount shown. For 2011, the Company’s operating net income resulted in a MIP payment made in March 2012 equal to 118.27% of target for Messrs. Parrini, Jacunski and Yanavitch, 127% for Mr. Rapp and 107% for Mr. Mukherjee. See discussion in Compensation Discussion and Analysis beginning on page 20 of this proxy statement.
(2)	The amounts shown reflect the target amount of a Performance Share Award to the Named Executive Officers under the Plan. The actual number of shares paid out will range from 0% to 150% of the target amount depending upon attainment of performance goals.

(3)	The amounts shown reflect grants of SOSARs to the Named Executive Officers under the Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning outstanding equity awards as of December 31, 2011:

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)			Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested( #)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Name	Exercisable	Unexercisable
D. C. Parrini	36,900 42,800 45,760 113,007 22,100 0	0 0 45,760 56,503 44,200 88,140	15.94 14.78 13.44 9.91 13.95 12.56	(2 (3 (4 (5 (6 (7	) ) ) ) ) )	03/07/17 12/19/17 03/05/18 05/05/19 03/03/20 03/03/21	03/07/07 03/05/08 05/05/09 03/03/10 06/28/10 03/03/11	1,733 4,293 10,510 5,300 55,360 24,610	(8) (8) (8) (8) (9) (10)	24,470 60,617 148,401 74,836 781,683 347,493

J. P. Jacunski	21,500 24,900 27,250 67,447 14,960 0	0 0 0 33,723 29,920 39,300	15.94 14.78 13.44 9.91 13.95 12.56	(2 (3 (4 (5 (6 (7	) ) ) ) ) )	03/07/17 12/19/17 03/05/18 05/05/19 03/03/20 03/03/21	03/07/07 03/05/08 05/05/09 03/03/10 03/03/11	1,033 2,553 6,270 3,590 10,970	(8) (8) (8) (8) (10)	14,586 36,048 88,532 50,691 154,896

D. Mukherjee	9,700 11,200 11,970 49,913 10,854 0	0 0 0 24,957 21,706 25,580	15.94 14.78 13.44 9.91 13.95 12.56	(2 (3 (4 (5 (6 (7	) ) ) ) ) )	03/07/17 12/19/17 03/05/18 03/05/19 03/03/20 03/03/21	03/07/07 03/05/08 05/05/09 03/03/10 03/03/11	400 1,120 4,640 2,610 7,140	(8) (8) (8) (8) (10)	5,648 15,814 65,517 36,853 100,817

M. Rapp	12,400 14,400 15,390 37,927 8,434 0	0 0 0 18,963 16,866 21,860	15.94 14.78 13.44 9.91 13.95 12.56	(2 (3 (4 (5 (6 (7	) ) ) ) ) )	03/07/17 12/19/17 03/05/18 03/05/19 03/03/20 03/03/21	03/07/07 03/05/08 05/05/09 03/03/10 03/03/11 03/03/11	533 1,446 3,860 2,020 6,100 4,700	(8) (8) (8) (8) (10) (11)	7,526 20,418 54,503 28,522 86,132 66,364
W. T. Yanavitch II	12,000 13,900 14,880 36,760 8,367 0	0 0 0 18,380 16,733 21,590	15.94 14.78 13.44 9.91 13.95 12.56	(2 (3 (4 (5 (6 (7	) ) ) ) ) )	03/07/17 12/19/17 03/05/18 05/05/19 03/03/20 03/03/21	03/07/07 03/05/08 05/05/09 03/03/10 03/03/11	567 1,393 3,420 2,010 6,030	(8) (8) (8) (8) (10)	8,006 19,669 48,290 28,381 85,144

(1)	Calculated based on the closing price of the Company’s common stock on December 30, 2011 ($14.12).

(2)	Represents SOSARs granted on March 7, 2007 which vest ratably, with one third of the grant vesting on the first, second and third anniversaries of the grant date of the SOSARs. All SOSARs are settled in shares of the Company’s common stock. See the discussion of SOSARs in “Compensation Discussion & Analysis” beginning on page 20 of this proxy statement.

(3)	Represents SOSARs granted on December 19, 2007 which vest ratably, with one third of the grant vesting on the first, second and third anniversaries of the grant date of the SOSARs. All SOSARs are settled in shares of the Company’s common stock. See the discussion of SOSARs in “Compensation Discussion & Analysis” beginning on page 20 of this proxy statement.

(4)	Represents SOSARs granted on March 5, 2008 which vest ratably, with one third of the grant vesting on the first, second and third anniversaries of the grant date of the SOSARs. All SOSARs are settled in shares of the Company’s common stock. See the discussion of SOSARs in “Compensation Discussion & Analysis” beginning on page 20 of this proxy statement.
(5)	Represents SOSARs granted on May 5, 2009 which vest ratably, with one third of the grant vesting on the first, second and third anniversaries of the grant date of the SOSARs. All SOSARs are settled in shares of the Company’s common stock. See the discussion of SOSARs in “Compensation Discussion & Analysis” beginning on page 20 of this proxy statement.

(6)	Represents SOSARs granted on March 3, 2010 which vest ratably, with one third of the grant vesting on the first, second and third anniversaries of the grant date of the SOSARs. All SOSARs are settled in shares of the Company’s common stock. See the discussion of SOSARs in “Compensation Discussion & Analysis” beginning on page 20 of this proxy statement.

(7)	Represents SOSARs granted on March 3, 2011 which vest ratably, with one third of the grant vesting on the first, second and third anniversaries of the grant date of the SOSARs. All SOSARs are settled in shares of the Company’s common stock. See the discussion of SOSARs in “Compensation Discussion & Analysis” beginning on page 20 of this proxy statement.

(8)	Represents RSUs which vest ratably, with one third of the units vesting on the third, fourth and fifth anniversaries of the grant date of the RSUs, with all shares delivered at the time of final vesting.

(9)	Represents RSUs which vest 100% on the fifth anniversary of the grant date, with all shares being delivered on the vesting date.

(10)	The amount shown reflects the target amount of a Performance Share Award. The actual number of shares paid out will range from 0% to 150% of the target amount depending upon attainment of performance goals. See the discussion of SOSARs in “Compensation Discussion & Analysis” beginning on page 20 of this proxy statement.

(11)	Represents RSUs which vest ratably, with one third of the units vesting on the first, second and third anniversaries of the grant date of the RSUs, with all shares delivered at the time of final vesting.

OPTION EXERCISES AND STOCK VESTED

None of the Named Executive Officers exercised stock options or received stock upon the vesting of any Restricted Stock Units (RSUs) during fiscal 2011.

PENSION BENEFITS

The following table sets forth information concerning pension benefits during fiscal year 2011.

Name	Plan Name	Number of Years Credited Services (#)		Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
D. C. Parrini	Pension Plan	14		267,000	0
	SERP	14		1,472,000	0
J. P. Jacunski	Pension Plan	8		121,000	0
	SMPP	8		43,000	0
	SERP	8		103,000	0
D. Mukherjee	Pension Plan	14		223,000	0
	SMPP	14		77,000	0
	SERP	14		40,000	0
M. Rapp	Pension Plan	N/A		N/A	N/A
	Contractual Agreement	9	(2)	550,000	0
W. T. Yanavitch II	Pension Plan	12		244,000	0
	SMPP	12		80,000	0
	SERP	12		36,000	0

(1)	Mr. Parrini’s present value calculation is based on a 5.20% discount rate for the SERP and a 5.08% discount rate for the Pension Plan, a 0% postretirement COLA rate, RP-2000 mortality projected to 2017, age 62 retirement for the SERP and age 63 retirement for the Pension Plan, and no pre-retirement decrements. Mr. Jacunski’s present value calculation is based on a 5.20% discount rate for the SERP, a 4.76% discount rate for the SMPP and a 5.08% discount rate for the Pension Plan, a 0% postretirement COLA rate, RP-2000 mortality projected to 2017, age 62 retirement for the SMPP and age 65 retirement for the SERP and the Pension Plan, and no pre-retirement decrements. Mr. Mukherjee’s present value calculation is based on a 5.20% discount rate for the SERP, a 4.76% discount rate for the SMPP and a 5.08% discount rate for the Pension Plan, a 0% postretirement COLA rate, RP-2000 mortality projected to 2017, age 59 retirement for the

SMPP and age 62 retirement for the SERP and the Pension Plan, and no pre-retirement decrements. Mr. Rapp’s present value calculation is based on a 5.3% discount rate, a 2% postretirement COLA rate, Heubeck Richtafeln 2005G mortality, age 65 retirement, and no pre-retirement decrements. Mr. Yanavitch’s present value calculation is based on a 5.20% discount rate for the SERP, a 4.76% discount rate for the SMPP and a 5.08% discount rate for the Pension Plan, a 0% postretirement COLA rate, RP-2000 mortality projected to 2017, age 62 retirement for the SMPP and age 65 retirement for the SERP and the Pension Plan, and no pre-retirement decrements.

(2)	Mr. Rapp’s years of credited service include four (4) years of pre-participation service that were granted under his contractual agreement. The portion of the present value of Mr. Rapp’s accumulated benefit attributable to this four-year service credit is $244,000.

As of December 31, 2011, only Mr. Parrini was eligible for the FAC Pension (in addition to the qualified pension plan). Messrs. Jacunski, Mukherjee and Yanavitch were eligible for the Restoration Pension and the Early Retirement Supplement (in addition to the qualified pension plan). Mr. Rapp was eligible for a pension benefit as stipulated under his employment agreement. A description of the various plans follows.

What employee retirement plans has the Company established for Directors and Executive Officers?

SERP
	Pension Plan	Restoration	FAC Pension	SMPP
D. C. Parrini	✓	✓	✓
J. P. Jacunski	✓	✓		✓
D. Mukherjee	✓	✓		✓
M. Rapp
W. Yanavitch	✓	✓		✓

The Company does not have a pension plan for non-employee Directors.

As of December 31, 2011, all of the NEOs except Mr. Rapp were eligible for the P. H. Glatfelter Company Retirement Plan for Salaried Employees (the “Qualified Pension Plan”). In addition, Mr. Parrini was eligible for both the FAC (final average compensation) and Restoration portions of the Company’s Supplemental Executive Retirement Plan, and Messrs. Jacunski, Mukherjee and Yanavitch were each eligible for the Restoration portion of the Supplemental Executive Retirement Plan and the Early Retirement Supplement portion of the Company’s Supplemental Management Pension Plan. Finally, Mr. Rapp was eligible for a pension benefit through a special contractual agreement between him and the Company.

The following describes all of these benefit plans/arrangements in further detail.

Qualified Pension Plan. All eligible salaried employees of the Company participate in the Qualified Pension Plan. This is a tax-qualified defined benefit pension plan.

Salaried employees who were plan participants on January 1, 2007 are eligible for a normal retirement pension beginning at age 65 equal to:

•	1.4% of the participant’s final average compensation multiplied by his or her years of benefit service (to a maximum of 25), plus

•	0.5% of final average compensation for each year of benefit service in excess of 25.

Final average compensation generally means the participant’s highest average compensation over any consecutive five-year period which spans the ten-year period preceding the year of the participant’s retirement, during which the participant had the highest average compensation. However, if a participant does not have five (5) consecutive calendar years of compensation, then final average compensation is determined by dividing compensation over the entire period of participation by the number of years (and fractions of years) in such period.

Eligible compensation generally includes salary as listed in the Summary Compensation Table plus paid bonus (to a maximum of the IRS limit, which was $250,000 for 2011). Eligible compensation, however, does not include any MIP bonus that any NEO had elected to defer. In 2005 the Company eliminated the deferral feature for MIP bonuses.

The Qualified Pension Plan provides for early retirement benefits for participants who retire at or after age 55 and prior to age 65. The amount of the monthly early retirement pension is reduced on account of its early commencement, at the rate of 2.5% per year. Early retirees at or after age 62 with 30 or more years of benefit service can receive an unreduced early retirement pension.

The foregoing benefit formula based on final average compensation does not apply to new hires on and after January 1, 2007, who instead participate under a new “cash balance” formula. None of the NEOs participate under the new benefit formula.

Qualified Pension Plan interests generally vest upon the first to occur of five (5) years of service or the employee reaching 55 years of age. As of December 31, 2006, however, the plan was amended to fully vest all participants on that date. All of the listed executives (except Mr. Rapp, who does not participate in the

Qualified Pension Plan) became fully vested on that date.

Supplemental Executive Retirement Plan. The Company has a Supplemental Executive Retirement Plan (“SERP”) consisting of two benefits, either or both of which are available to those management and executive employees who have been selected by the Company’s Compensation Committee for participation therein.

The first benefit, known as the “Restoration Pension,” provides an additional pension benefit based on the participant’s pension benefit earned under the terms of the Qualified Pension Plan, which is intended to restore that portion of the Qualified Pension Plan’s benefit that cannot be paid from that plan due to legal limitations on the compensation and total benefits payable under the Qualified Pension Plan. Participants may receive the Restoration Pension in a single sum or in any form permitted under the Qualified Pension Plan, as elected by the participant at the time he or she first becomes a participant. Effective February 10, 2010, the Committee approved a revision to the Restoration Pension Benefit which revised the procedure for approval of the executives who will be eligible for this benefit. Subject to approval of the Committee, employees will generally be eligible for the Restoration Pension Benefit if they have at least one year of pensionable compensation in excess of the Code’s annual compensation limit for qualified pension plans.

The second benefit, known as the “FAC Pension,” pays a benefit equal to 2% of the participant’s final average compensation (as defined below) multiplied by the participant’s years of benefit service under the Qualified Pension Plan. This calculated amount is then offset by the actuarial equivalent value of the participant’s benefits under the Qualified Pension Plan, as well as certain Company-sponsored nonqualified defined benefit pension arrangements (including the Restoration Pension if applicable).

Final average compensation means the annualized average of the participant’s eligible compensation for the sixty (60) calendar months immediately preceding his or her retirement. Eligible compensation generally means the salary and annual incentive bonus amounts listed in the Summary Compensation Table.

The FAC Pension can also be paid on an early retirement basis as early as age 55, but reduced by 2.5% for each year by which the early benefit commencement precedes the participant’s attainment of age 62. The FAC Pension is payable following the participant’s retirement at or after age 62 in the form of a joint and 75% survivor annuity with the participant’s spouse or, if so requested by the participant and approved by the Compensation Committee, as a single sum. Mr. Parrini has elected to receive his FAC Pension in a single sum (subject to Compensation Committee approval). A survivor benefit is also payable under the FAC Pension to the participant’s surviving spouse if the participant dies before his or her benefit commencement date.

Distribution of any SERP benefit (Restoration or FAC) to a participant who is a “key employee” under Internal Revenue Service (“IRS”) rules must, under Section 409A of the Code, as amended (the “IRC”), be delayed until six (6) months following retirement or termination.

Supplemental Management Pension Plan. The Company has a Supplemental Management Pension Plan (“SMPP”) consisting of an Early Retirement Supplement,

which provides an additional benefit based on the participant’s Pension Benefit. In order to be eligible for this benefit, an otherwise eligible management employee who retires on or after age 55, must elect to defer commencement of his or her Pension Benefit until three (3) years after retirement from the Company (or until his or her normal retirement date under the Qualified Pension Plan, if earlier). The participant is then eligible to receive monthly “bridge” pension payments from date of his or her retirement until the deferred commencement date of his or her Pension Benefit. The monthly amount of the eligible participant’s bridge payments will be equal to the monthly Pension Benefit amount, if payable in the form of a single life annuity beginning as of the deferred benefit commencement date chosen by the participant under the Qualified Pension Plan.

Distribution of any SMPP benefit (MIP Adjustment Supplement or Early Retirement Supplement) to a participant who is a “key employee” under IRS rules must, under IRC Section 409A, be delayed until six (6) months following retirement or termination.

Mr. Rapp’s Pension Agreement. Mr. Rapp is covered under a special pension arrangement with the Company that was entered into during 2007. Under this arrangement, he is eligible for a normal retirement benefit after having attained age 65.

Mr. Rapp’s normal retirement benefit is based on 1.5% of his “pensionable income” multiplied by his years of service (including the pre-service period from August 1, 2002 through July 31, 2006). “Pensionable income” is the average of his base pay plus bonus for the five (5) years immediately preceding his retirement.

Mr. Rapp is eligible for an early retirement benefit under his special arrangement after reaching age 60. His early retirement benefit equals his normal retirement benefit reduced by 2.5% per year.

Mr. Rapp’s normal form of benefit is a 60% joint-and-survivor annuity.

NONQUALIFIED DEFERRED COMPENSATION

None of the NEOs have deferred compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described on page 39 of this proxy statement, the NEOs have each executed Change In Control Employment Agreements with the Company. The information below describes and quantifies compensation that would become payable to NEOs under those agreements in the event of termination of the employment of the NEOs under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2011, and include amounts earned through such time and estimates of the amounts that would be paid to the NEOs upon their termination. The actual amounts to be paid can only be determined at the time of a NEO’s separation from the Company.

Termination Not in Connection with a Change in Control

Severance. In addition to the items described below, payments and benefits provided on a non-discriminatory basis to salaried employees generally and in the change in control context, discussed below, the Compensation Committee or the independent directors of the Board may authorize additional severance benefits, although they are not obligated to do so. In the past, the Company has agreed to provide additional severance benefits to departing executive officers in order to enter into definitive termination agreements on terms desirable to the Company.

Pension Benefits. A general description of each pension plan in which the NEOs participate, the years of service credited and the present value of each NEO’s accumulated pension benefit are included on page 32 of this proxy statement. In addition to the Pension Plan, Mr. Parrini, Mr. Jacunski, Mr. Mukherjee and Mr. Yanavitch each are eligible participants under the

SERP and Mr. Jacunski, Mr. Mukherjee and Mr. Yanavitch are each eligible participants under the SMPP. Neither the SERP nor the SMPP are available on a non-discriminatory basis to salaried employees generally.

SMPP. In the event of termination under any circumstance on December 31, 2011, neither Mr. Jacunski, Mr. Mukherjee nor Mr. Yanavitch would be entitled to an Early Retirement Supplement under the SMPP because they would have been under the age of 55 at the time of termination. Neither Mr. Jacunski, Mr. Mukherjee nor Mr. Yanavitch has accrued any benefit under the MIP Adjustment Supplement.

SERP. The table below sets forth the various monthly payments that Mr. Parrini, Mr. Jacunski, Mr. Mukherjee or Mr. Yanavitch (or, in certain circumstances, their spouses) would be entitled to receive for their lifetimes upon termination as of December 31, 2011, under several different circumstances. The payments shown reflect benefit commencement at the earliest possible age.

TERMINATION PAYMENTS UNDER SERP

Name	Termination Other than Upon Death or Disability		Termination as a Result of Death (1)	Disability (2)
D. C. Parrini	0	(3)	11,000	8,000
J. P. Jacunski	0	(3)	2,000	0
D. Mukherjee	0	(3)	2,000	0
Yanavitch	0	(3)	2,000	0

(1)	Represents pension survivor benefits payable to the NEO’s spouse for her lifetime, commencing at the earliest possible age.

(2)	Represents FAC pension benefit payable beginning upon reaching the age of 62 for Mr. Parrini. The Compensation Committee has the authority to commence the FAC Pension when the SERP participant reaches 55, if the participant requests, but the monthly FAC Pension amount would be reduced at the rate of 2.5% per year for each year between the participant’s age 62 normal retirement date and his early benefit commencement date.

(3)	Messrs. Parrini, Jacunski, Mukherjee and Yanavitch were all under 55 years of age on December 31, 2011, so voluntary termination would result in forfeiture of any benefits under the SERP. In the event of death following benefit commencement, the surviving spouse receives monthly payments for her lifetime in an amount equal to 75% of the monthly benefit payable to the NEO.

If a SERP participant becomes an employee or officer of a competitor of the Company or uses or discloses confidential information of the Company (except as required by the SERP participant’s duties as an employee of the Company), then all benefits under the SERP are forfeited.

2005 Management Incentive Plan. The bonuses paid to NEOs and other executives in 2011 under the 2005 Management Incentive Plan were subject to a performance period that ended on December 31, 2011. If a NEO had been terminated on December 31, 2011 and the performance goals to which the 2011 awards were subject had been achieved, then the NEO would be entitled to receive payment of his or her full bonus under the 2005 Management Incentive Plan. If a NEO is terminated during a performance period that has been set for a bonus granted under the 2005 Management Incentive Plan, then the NEO forfeits his or her award, except that in the case of termination of employment due to the retirement, disability or death of a NEO, such award will be prorated to reflect the period of service.

Amended & Restated Long-Term Incentive Plan

Stock Options. None of the Named Executive Officers have any remaining stock options.

RSUs. Each of the NEOs holds RSUs granted under the Plan. If the NEO ceases to be an employee of the Company for any reason (voluntary or involuntary), other than death, disability or retirement, then unvested RSUs are forfeited. If, subsequent to vesting of the RSUs, the NEO ceases to be an employee for any reason other than as a result of termination for cause (as defined in the RSU award certificate), death, disability or retirement, the restrictions with respect to the vested RSUs shall continue until they would otherwise have lapsed if such employment had not terminated. However, if, subsequent to vesting of the RSUs, the NEO is terminated for cause, all outstanding RSUs, whether vested or unvested, are forfeited. Upon the death, disability or retirement of an NEO while employed by the Company, an amount of unvested RSUs shall vest equal to a percentage, the numerator of which equals the number of days that has elapsed as of the date of death or retirement or the date on which such disability commenced in the vesting restriction period for each 1/3 tranche, and the denominator of which equals the total number of days in each such vesting restriction period, and the Company will issue in the NEO’s name or in the name of the NEO’s legal representatives, beneficiaries or heirs, as the case may be, in payment for the RSUs with respect to which all restrictions have lapsed that number of shares of the Company’s common stock equal to the number of RSUs with respect to which all restrictions have lapsed.

The table below sets forth the value of RSUs for which vesting accelerates based upon termination as a result of disability, death or retirement on December 31, 2011 (calculated based on the closing price of the Company’s common stock on December 30, 2011 ($14.12):

RSUs-Disability/Death/ Retirement
D. C. Parrini	$458,920
J. P. Jacunski	$136,118
D. Mukherjee	$84,405
M. Rapp	$129,788
W. T. Yanavitch II	$74,649

SOSARs. Each of the NEOs holds SOSARs granted under the Plan. If an NEO ceases to be an employee of the Company for reasons other than death, disability, retirement or involuntary termination for cause (as defined in the SOSAR award certificate) (an “Other Termination”), then, for a period of ninety (90) days following such Other Termination, the NEO may exercise any SOSARs that vested prior to such Other Termination. All unvested SOSARs on the date such Other Termination will be immediately and irrevocably forfeited. If the Company terminates the NEO’s employment for cause, then all outstanding SOSARs, whether vested or unvested, will be immediately and irrevocably forfeited.

Upon the death, disability or retirement of an NEO while employed by the Company, an amount of unvested SOSARs shall vest equal to a percentage, the numerator of which equals the number of days that have elapsed as of the date of death or retirement or the date on which such disability commenced in the vesting restriction period for each 1/3 tranche, and the denominator of which equals the total number of days in each such vesting restriction period and all vested SOSARs will be exercisable for three years from the date of such death, disability or retirement. In the event that the vesting set forth above yields a fractional number of SOSARs, the number of SOSARs subject to vesting in any given year will be rounded down to the nearest whole number of SOSARs. All unvested SOSARs (after giving effect to the foregoing sentence) on the date of such death, disability or retirement will be immediately and irrevocably forfeited.

The table below sets forth the value of SOSARs for which vesting accelerates as a result of death, disability or retirement on December 31, 2011. Amounts represent the difference between the exercise price of each NEO’s SOSARs and the closing price of Company’s common stock on December 31, 2011 ($14.12):

SOSARs - Disability/Death/ Retirement
D. C. Parrini	$285,383
J. P. Jacunski	$160,320
D. Mukherjee	$115,832
M. Rapp	$89,969
W. T. Yanavitch II	$87,567

Performance Shares. Each NEO has been granted Performance Share Awards (“PSAs”) under the Plan. If the NEO ceases to be an employee of the Company for any reason (voluntary or involuntary), other than death, disability or retirement, then unvested PSAs are forfeited. Upon the death, disability or retirement of an

NEO while employed by the Company, the NEO is be entitled to receive a pro-rated Performance Share Award following the end of the Performance Period, provided that the performance goals upon which the award is conditioned have been determined to have been achieved. Such pro-ration is to be determined by multiplying the number of shares subject to the Performance Share Award the NEO would have received by a fraction, the numerator of which equals the number of days that elapsed between the first day of the Performance Period and the date of death, retirement or disability, and the denominator shall equal the total number of days in the Performance Period. The Company will issue in the NEO’s name or in the name of the NEO’s legal representatives, beneficiaries or heirs, as the case may be, common stock equal to such number of shares.

Change in Control

Set forth in the table below are the amounts of compensation payable to each NEO upon termination by the Company for cause, termination by the NEO without good reason, termination by the NEO for good reason, termination by the Company other than for cause, death or disability, and termination in the event of disability or death of the NEO. The amounts set forth in the table below assume a change in control as of December 31, 2011, and termination of each executive upon the change in control.

Potential Payments Upon a Termination of Employment Following a Change in Control

Executive/Type of Termination	Cash Severance Payment ($)	Cash Payment of Present Value of Incremental Pension Benefit ($)1	Cash Payment of Unvested Section 401(k) Company Match ($)2	Present Value of Welfare Benefits Continuation ($)3	Excise Tax Gross-Up ($)	Value of Unvested SOSARs & RSUs ($)4	Total ($)5
Dante C. Parrini
Death	$—	$—	$—	$—	$—	$860,133	$860,133
Disability	$—	$—	$—	$—	$—	$860,133	$860,133
Termination by Company for Cause	$—	$—	$—	$—	$—	$—	$—
Termination by Executive Without Good Reason	$—	$—	$—	$—	$—	$85,092	$85,092
Termination by Executive for Good Reason/by Company Other Than for Cause, Death, Disability	$2,784,484	$1,668,000	$—	$50,864	$2,041,887	$1,820,397	$8,365,632
John P. Jacunski
Death	$—	$—	$—	$—	$—	$348,071	$348,071
Disability	$—	$—	$—	$—	$—	$348,071	$348,071
Termination by Company for Cause	$—	$—	$—	$—	$—	$—	$—
Termination by Executive Without Good Reason	$—	$—	$—	$—	$—	$50,639	$50,639
Termination by Executive for Good Reason/by Company Other Than for Cause, Death, Disability	$1,598,873	$—	$—	$31,650	$—	$553,128	$2,183,651
Debabrata Mukherjee
Death	$—	$—	$—	$—	$—	$233,843	$233,843
Disability	$—	$—	$—	$—	$—	$233,843	$233,843
Termination by Company for Cause	$—	$—	$—	$—	$—	$—	$—
Termination by Executive Without Good Reason	$—	$—	$—	$—	$—	$21,462	$21,462
Termination by Executive for Good Reason/by Company Other Than for Cause, Death, Disability	$1,155,780	$—	$—	$31,139	$442,549	$373,312	$2,002,779
Martin Rapp
Death	$—	$—	$—	$—	$—	$248,467	$248,467
Disability	$—	$—	$—	$—	$—	$248,467	$248,467
Termination by Company for Cause	$—	$—	$—	$—	$—	$—	$—
Termination by Executive Without Good Reason	$—	$—	$—	$—	$—	$27,675	$27,675
Termination by Executive for Good Reason/by Company Other Than for Cause, Death, Disability	$1,385,019	$—	$—	$31,353	$531,294	$380,001	$1,796,373
William T. Yanavitch II
Death	$—	$—	$—	$—	$—	$190,598	$190,598
Disability	$—	$—	$—	$—	$—	$190,598	$190,598
Termination by Company for Cause	$—	$—	$—	$—	$—	—	—
Termination by Executive Without Good Reason	$—	$—	$—	$—	$—	$27,675	$27,675
Termination by Executive for Good Reason/by Company Other Than for Cause, Death, Disability	$999,154	—	—	31,106	—	$303,395	$1,333,656

(1)	Represents actuarial present value of unvested retirement plans based on the maximum benefit formula level; present values calculated consistent with calculations in the Pension Benefits table above.

(2)	Represents value of unvested portion of Section 401(k) Company match.
(3)	Based on current type of coverage and premium levels.

(4)	Assumes vesting (as determined under applicable award agreements) and exercise on December 31, 2011.

(5)	Does not include payment of present value of vested accrued benefits as listed in the Pension Benefits table or the value of vested options, SOSARs, or RSUs.

Change in Control Agreements. As of December 31, 2008, the Company had entered into change-in-control agreements with each of the NEOs. Under the agreements, each would become entitled to additional payments and benefits if his employment was terminated under certain conditions within two (2) years following a change in control of the Company. Under the agreements, each employee’s employment with the Company would continue for two years from the date of a change in control. During such period, the employee would continue in a position at least equal to the position he held prior to the change in control and shall receive compensation and benefits from the Company at least equal to those paid to him prior to the change in control. In the event of a termination following a change in control, the following benefits would be provided to the NEOs:

Termination for Good Reason; Termination by the Company Other than for Cause, Disability or Death. If, within two (2) years following a change in control, the employee’s employment is terminated by the Company other than for cause, death or disability, or is terminated by the employee for good reason, he would receive his then current base salary through the date of termination and accrued but unpaid vacation, plus the following severance benefits:

•	Severance Payment. Within thirty (30) days after the date of termination, a lump sum payment in an amount which consists of the following amounts:

(i)	A bonus payment for the year in which the date of termination occurs, which is based on the greater of the NEO’s three-year average bonus and target bonus, pro-rated for the NEO’s term of service during the year; and

(ii)	A severance payment in an amount equal to 2X (a) the NEO’s annual base salary (at the highest rate achieved before the date of termination) plus (b) the NEO’s annual bonus defined as the greater of the NEO’s three-year average bonus and the NEO’s target bonus under the Company’s Management Incentive Plan.

•

Health and Welfare Benefits. For a period of two years after the date of termination, or such longer period as any plan, program, practice or policy may provide, the Company would continue to provide group medical, prescription, dental, disability, salary continuance, group life, accidental death and dismemberment and travel accident insurance benefits at levels substantially equal to those which would have been provided to them in accordance with the Company’s plans, programs, practices and policies with respect to such benefits if the NEOs employment had not been terminated.

•

401(k) and Pension. In the event that the NEO has not, as of the date of termination, earned sufficient vesting service to have earned (a) a non-forfeitable interest in his matching contribution account under the Company’s 401(k) plan, and (b) a non-forfeitable interest in his accrued benefit under the terms of the Company’s Pension, the Company would pay to the NEO a lump sum in cash (less applicable withholdings) in an amount equal to the sum of:

(i)	the NEO’s unvested matching contribution account under the 401(k) Plan, valued as of the date of termination; and

(ii)	the actuarial present value of the NEO’s unvested normal retirement pension under the Pension Plan, based on the NEO’s accrued benefit under the plan as of the date of termination, as determined by the Company’s actuary utilizing actuarial equivalency factors for determining single sum amounts under the terms of the Pension Plan.

If the NEO is, as of the date of termination, a participant in the Restoration Plan or the FAC Pension, the NEO would become fully vested in the accrued benefit, and the vested benefit would be paid in accordance with the terms of the respective plans.

If the NEO is, as of the date of termination, a participant in the P. H. Glatfelter Company Supplemental Pension Plan (the “SMPP”) with at least five (5) years of vesting service, then the Company must contribute funds, to the extent it has not already done so, to the trust serving as a funding vehicle for that plan as follows:

•

If the NEO is a participant in the MIP Adjustment Supplement under the SMPP, the Company shall fund the trust with sufficient assets to pay the NEO’s accrued benefit under the MIP Adjustment Supplement within five (5) days of the date of termination; or

•

If the NEO is eligible to receive the Early Retirement Supplement under the SMPP, the Company shall fund the trust with sufficient assets to pay the NEO’s accrued benefit under the Early Retirement Supplement, within five (5) days following the later to occur of (i) the date of termination or (ii) the benefit commencement date with respect to the NEO’s Early Retirement Supplement.

Termination for Cause; Termination By NEO Other than for Good Reason; Termination by Death or Disability If, within two years following a change in control, the NEO’s employment is terminated by the NEO other than for good reason or by the Company for cause or because of death or disability, the NEO or the legal representatives of the NEO in the case of the NEO’s death, would receive obligations accrued or earned and vested (if applicable) by the NEO as of the date of termination (e.g., earned salary).

Change in Control. For purposes of payments made upon termination of employment, a “Change in Control” means:

•

the acquisition of direct or indirect beneficial ownership of 20% or more of the combined voting power of the Company’s outstanding voting securities by any person, entity or group, excluding the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries, and any purchaser or group of purchasers who are descendants of, or entities controlled by descendants of, P. H. Glatfelter;

•

in any twelve (12) month period, the ceasing of individuals who constitute the Board to constitute at least a majority of the Board, other than any person becoming a director whose election was approved by at least a majority of incumbent directors, excluding any such person whose initial election occurs as a result of an actual or threatened election contest; or

•

the consummation of (i) a reorganization, merger or consolidation in which shareholders of the Company immediately prior to such event do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities or (ii) a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company to a third party.

Cause. For purposes of payments made upon termination of employment “cause” means:

•	acts of personal dishonesty intended to result in substantial personal enrichment of the NEO at the expense of the Company;

•

repeated violation by the NEO of his obligations under the Change in Control Employment Agreement or illegal conduct or gross misconduct, which is materially injurious to the Company, demonstrably willful and deliberate, and is not remedied in a reasonable period of time after receipt of written notice from the Company;

•

violation of any of the Company’s policies, including, but not limited to, policies regarding sexual harassment, insider trading, confidentiality, non-disclosure, non-competition, non-disparagement, substance abuse and conflicts of interest and any other written policy of the Company; or

•	the conviction of a felony which is materially injurious to the Company or a plea of guilty or no contest to a charge of a felony which is materially injurious to the Company.

Good Reason. For purposes of payments made upon termination of employment, “Good Reason” means:

•	a material diminution in the NEO’s authority, duties or responsibilities;

•	a material diminution in the NEO’s base salary or the Company’s failure to comply with certain provisions of the Change in Control Employment Agreement relating to the NEO’s compensation;

•	any failure by the Company to comply with any of the provisions of the Change in Control Employment Agreement; or

•	a material change in the office or location of the NEO other than that described in the Change in Control Employment Agreement.

Tax Gross-Up Payments. During the two-year period following a change in control, if any payment or benefit to an NEO, whether pursuant to the agreements or otherwise, is subject to the excise tax imposed by the Code on “excess parachute payments,” then an additional payment would be made to such NEO so that the amount he receives on a net basis would be the same amount that he would have received absent the applicability of the excise tax.

409A. The Change in Control Employment Agreement includes provisions in the nature of nonqualified deferred compensation which must conform to the requirements of IRC section 409A. Certain payments triggered by termination of employment following a change in control, for persons who are “key employees” under IRS rules, cannot begin before six (6) months after termination of employment.

SERP. In the event of a change of control, each SERP participant’s right under the SERP becomes fixed and non-forfeitable with respect to accrued benefits on that date of the change in control. In addition, the designated percentage of the participant’s final average compensation payable under the FAC Pension (before adjustment for offsets) is fixed at 55%.

SOSARs and RSUs. Prior to March 2009, upon a change in control, all of the RSUs that have been held for at least six (6) months become immediately and unconditionally vested, and the restrictions with respect to such RSUs lapse. Similarly, upon a change in control, all outstanding SOSARs will become immediately and unconditionally vested.

In the wake of general marketplace and shareholder concerns about executives potentially earning undue benefits that take effect after mergers and acquisitions, the Committee, in March 2009, directed that all subsequent grants of RSUs and SOSARs made to the NEOs and other eligible executives incorporate “double trigger” change of control provisions. In general, a single trigger provision provides that accelerated vesting of equity awards would occur in the event of a change of control irrespective of a corresponding termination. A double trigger provision, by contrast, only accelerates vesting in the event of a change of control and in the event that the executive is terminated without “Good Cause” or quits with “Good Reason” (as those terms are defined in the applicable agreement). As a result, RSUs or SOSARS that have been held for at least six (6) months will accelerate vesting only upon such a termination that occurs within two (2) years of a change-in-control event. The Committee believes that the incorporation of the double trigger provision will ensure continuity of management during mergers and acquisitions and assist with retaining key executives, ultimately benefitting shareholders.

For the purposes of both SOSARs and RSUs, a change in control means:

•

the acquisition, by a third party, of beneficial ownership of 50% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

•

individuals who constitute the Board at the time the SOSAR or RSU is granted (the “Incumbent directors”) cease to constitute at least a majority of the Board, provided that any person becoming a director whose election or nomination was approved by a vote of at least a majority of the Incumbent directors who are directors at the time of such vote shall be an Incumbent director; or

•

consummation of (i) a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation

(other than the acquirer) do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged or consolidated company, or (ii) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company to a third party.

In addition to the foregoing, a change in control with respect to an individual NEO shall be deemed to occur if the NEO’s employment with the Company is terminated prior to the date on which a change in control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or anticipation of a change in control.

Accrued Pay and Regular Retirement Benefits

In addition to the benefits described above, the NEOs are also entitled to certain payments and benefits upon termination of employment that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and vacation pay;

•	Vested interests under the Pension Plan, as described in Pension Benefits on pages 32 through 35 of this proxy statement;

•	Life insurance benefits; and

•	Distributions of plan balances under the Company’s 401(k) plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

The Nominating and Corporate Governance Committee (or its Chair, under some circumstances) will review the relevant facts of all proposed Related Person Transactions and either approve or disapprove of the entry into the Related Person Transaction.

Under this policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) involving an amount which is at least $100,000, which the Company was, is or will be a participant, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” is generally any person who is, or at any time since the beginning of the Company’s last fiscal year was, (i) a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons; or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest. There were no Related Person Transactions during 2011.

No director may participate in any consideration or approval of a Related Person Transaction with respect to which he or she or any of his or her immediate family members is the Related Person. Related Person Transactions are approved only if they are determined to be in, or not inconsistent with, the best interests of the Company and its shareholders.

If a Related Person Transaction which has not been previously approved or previously ratified is discovered, the Nominating and Corporate Governance Committee, or its Chair, will promptly consider all of the relevant facts. If the transaction is ongoing, the committee will consider all options and may ratify, amend or terminate the Related Person Transaction. If the transaction has been completed, the committee will consider if rescission of the transaction is appropriate and whether disciplinary action is warranted. In addition, the committee will review all ongoing Related Person Transactions on an annual basis to determine whether to continue, modify or terminate the Related Person Transaction.

In reviewing the relevant facts of all proposed Related Person Transactions, the Nominating and Corporate Governance Committee, or its Chair, will take into account, among other factors it deems appropriate:

•	The benefits to the Company of the transactions;

•

The impact on a director’s independence, in the event the “Related Person” is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	The availability of other sources for comparable products or services;

•	The terms of the transaction; and

•	The terms available from unrelated third parties or to employees generally.

To the extent that the Nominating and Corporate Governance Committee, or its Chair, needs additional information to make an informed decision regarding a proposed Related Person Transaction, the Nominating and Corporate Governance Committee, or its Chair, may consult with management of the Company or other members of the Board of Directors of the Company.

Compensation Committee Interlocks and Insider Participation

The current members of the Company’s Compensation Committee are Ronald J. Naples (Chair), Kathleen A. Dahlberg, Nicholas DeBenedictis, Richard L. Smoot and Lee C. Stewart. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

RISK OVERSIGHT

The Board oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board reviews and considers the primary risks associated with those units and functions. In addition, the Board reviews the risks associated with the Company’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company.

Each of the committees of the Board also oversees the management of Company risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. At each meeting of the Board, the Chair of each committee reports to the Board on the committee’s oversight activities.

The Company continues to manage its enterprise risks through a variety of policies, programs and internal control functions and processes which are designed to identify the primary risks to the Company’s business. These programs and policies are overseen, supervised and administered by management, which periodically updates the Board and the committees of the Board on material risks which have been identified or publicly disclosed. The Company’s Manager – Internal Audit, who functionally reports directly to the Audit Committee, assists the Company in identifying, evaluating and implementing risk management controls and methodologies to address identified risks. In connection with its risk management role, at each of its meetings, the Audit Committee meets privately with representatives from the Company’s independent registered public accounting firm, and the Company’s Manager, Internal Audit. The Audit Committee provides periodic reports to the Board on these activities.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that such policies create and factors that may reduce the likelihood of excessive risk taking, to determine whether such policies present a significant risk to the Company. Based on its review throughout the year, the Compensation Committee has concluded that the Company’s compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2011 with the Company’s management and its independent registered public accounting firm. The Company’s management has advised the Audit Committee that such audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, certain matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees.” The Audit Committee has also discussed with Deloitte its independence from the Company and its management. The Audit Committee has received a letter and written disclosures from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board, disclosing all relationships between Deloitte and its related entities and the Company. In addition to the information provided by Deloitte, the Audit Committee considered the level of non-audit and tax services provided by Deloitte in determining that it was independent.

Based on the review and discussions described above, the Audit Committee has recommended to the Company’s Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

J. Robert Hall (Chair)

Nicholas DeBenedictis

Richard C. Ill

Ronald J. Naples

ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, are being mailed to shareholders with this proxy statement. A shareholder may obtain a copy of the Annual Report without charge by writing to: Investor Relations, P. H. Glatfelter Company, 96 South George Street, Suite 520, York, PA 17401. The 10-K, proxy statement and Annual Report can also be obtained through our website, www.glatfelter.com.

OTHER BUSINESS

As of the date of this proxy statement, the Board knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by shareholders, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

ADDITIONAL INFORMATION

The Company is permitted by SEC regulations to deliver a single Annual Report or proxy statement to any household at which two or more registered shareholders have the same last name and address, unless the Company has received instructions to the contrary from one or more of the shareholders. The Company will continue to include a separate proxy card for each registered shareholder account.

The Company will deliver promptly, upon written or oral request, a separate copy of the Annual Report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. The shareholder should send a written request to Investor Relations, P. H. Glatfelter Company, 96 South George Street, Suite 520, York, PA 17401, or call us at (717) 225-2724, if the shareholder (i) wishes to receive a separate copy of an Annual Report or proxy statement for this Meeting; (ii) would like to receive separate copies of those materials for future meetings; or (iii) is sharing an address and wishes to request delivery of a single copy of Annual Reports or proxy statements if the shareholder is now receiving multiple copies of Annual Reports or proxy statements.

Michael L. Korniczky

Secretary

March 29, 2012

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

2012 Annual Meeting Admission Ticket

Tuesday, May 8, 2012 at 10:00 am

Your County Heritage Trust, Historical Society Museum

250 E. Market St, York PA 17403

Upon Arrival, please present this admission ticket, photo

identification and any other required documents.

WO#	Number of shares:
20598

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.	Using a black ink pen, please mark your votes as indicated in this example. Please do not write outside the designated areas.	☒

1. Election of Directors
					Director Nominees	Number of Votes
☐	Mark here to vote FOR all nominees	☐	01 Kathleen A. Dahlberg	☐	07 Dante C. Parrini

01 - Kathleen A. Dahlberg

02 - Nicholas DeBenedictis

03 - Kevin M. Fogarty

04 - J. Robert Hall

05 - Richard C. III

06 - Ronald J. Naples

07 - Dante C. Parrini

08 - Richard L. Smoot

09 - Lee C. Stewart

Total Votes Cast

Votes FOR Votes FOR Votes FOR Votes FOR Votes FOR Votes FOR Votes FOR Votes FOR Votes FOR
☐	Mark here to WITHHOLD vote from all nominees	☐	02 Nicholas DeBenedictis	☐	08 Richard L. Smoot
☐	For all EXCEPT - To withhold a vote for one or more nominees, mark the box to the left, and the corresponding numbered box(es) to the right.	☐	03 Kevin M. Fogarty	☐	09 Lee C. Stewart

☐

CUMULATIVE VOTING: If you desire to allocate you votes to individual nominees on a cumulative basis, as explained on page 2 of the Proxy Statement, mark the CUMULATIVE VOTING box and indicate the number of votes that you would like to cast FOR each nominee. The total of the votes you cast on this proxy may not exceed the number of shares you own times 9. NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.

		☐ ☐	04 J. Robert Hall 05 Richard C. III		2. Proposal to ratify the appointment to Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012.	FOR ☐	AGAINST ☐	ABSTRAIN ☐
		☐	06 Ronald J. Naples		3. Advisory approval of the company’s executive compensation and pay practices.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

B.  Authorized Signature – In voting by mail this section must be completed for your vote to be counted – Date and Sign Below - Please sign exactly as name(s) appear hereon, Joint owners should each sign. When signing as attorney, executor, administrator, officer, trustee, guardian, or custodian, please give full title.

Signature	Date	Signature	Date

Driving Instructions

to the

York County Heritage Trust, Historical Society Museum, 250 E. Market St., York, PA 17403

From the South:

Take I-83 North to Exit 15 (S. George Street - Business 83). Follow George St. into the Center Square of York (Market & George St intersection). Make a right on Market St. and go 3 blocks to 250 E. Market on your right.

From the North:

Take I-83 to Exit 22 N. George Street. Follow George St. South to traffic light at Market St. Make a left on Market St. and go 3 blocks to 250 E. Market St. on your right.

From the East:

Take Route 30 West and make a left onto George Street (just past I-83) and follow directions from the North above.

From the West:

Take Route 462 (W. Market Street) from Route 30. Follow Market Street into town to 250 E. Market St. on your right.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 8, 2012.

P.H. Glatfelter Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders and the Annual Report for the year ended December 31, 2011, are available via the Internet at www.glatfelter.com//Files/about_us/investor_relations/2012Proxy.pdf and www.glatfelter.com/Files/about_us/investor_relations/2011Annualreport.pdf, and also at www.proxyvoting.com/glt

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

▼  FOLD AND DETACH HERE  ▼

PROXY

P. H. GLATFELTER COMPANY

YORK, PENNSYLVANIA

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD MAY 8, 2012, 10:00 A. M.

The undersigned shareholders of P. H. Glatfelter Company hereby appoints Kathleen A. Dahlberg and Richard C. Ill each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the York County Heritage Trust, Historical Society Museum, 250 E. Market St. York, PA 17403, on Tuesday, May 8, 2012, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

When properly executed, this proxy will be voted as directed herein. It is agreed that, if no direction is given or directed on the other side of this proxy card, said attorneys and proxies are appointed WITH authority to vote FOR the re-election of each of the directors listed and FOR proposals 2 and 3.

(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

WO#

20598